AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  SEPTEMBER 7, 2001
                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                TradeQwest, Inc.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


         DELAWARE                          7389                   95-4719021

 (STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL  (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION           IDENTIFICATION
                                           CODE)                    NUMBER)

                              400 North Oak Street
                           Inglewood, California 90302
                                  310-677-9640
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                  JOHN VORZIMER
                      Chairman and Chief Executive Officer
                                TradeQwest, Inc.
                              400 North Oak Street
                           Inglewood, California 90302
                                  310-677-9640
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:

         Robert W. Berend, Esq.             Jerold N. Siegan, Esq.
         Wachtel & Masyr, LLP               Arnstein & Lehr
         110 East 59th Street               120 S. Riverside Plaza, 12th Fl.
         New York, NY  10022                Chicago, IL  60606
         (212) 909-9602                     (312) 876-7874

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the registration statement becomes effective.

    If any of the shares being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

    If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                           PROPOSED MAXIMUM
TITLE OF EACH CLASS         AMOUNT TO BE       OFFERING        PROPOSED MAXIMUM     AMOUNT OF
OF SHARES TO BE REGISTERED   REGISTERED    PRICE PER SHARE (1) OFFERING PRICE    REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Common Stock, .001 Par
  Value. (2)................   5,000,000        $4.50           $22,500,000         $5,625
Common Stock, .001 Par
  Value  (3)                    300,000         $4.50           $ 1,350,000         $  338
     Total Registration
       and Fee..............                                                        $5,963

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) Because no market currently exists for the common stock of TradeQwest, estimated at $4.50 per share, the price at which it is proposed to offer the shares. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(2) Up to 5,000,000 shares of Common Stock relate to the offering by the Company.

(3) 300,000 shares of common stock relate to the offering by certain selling stockholders as an over-allotment to the Underwriter.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

FORM SB-2 ITEM NO. AND CAPTION                                       CAPTION OR LOCATION IN PROSPECTUS
------------------------------                                       ---------------------------------
1.    Front of Registration Statement and Outside Front Cover        Outside Front Cover Page of Prospectus
      of Prospectus
2.    Inside Front and Outside Back Cover Pages of Prospectus        Inside front and Outside Back Cover Pages
3.    Summary Information and Risk Factors                           Prospectus Summary; Risk Factors
4.    Use of Proceeds                                                Use of Proceeds
5.    Determination of Offering Price                                Risk Factors; Underwriting
6.    Dilution                                                       Dilution
7.    Selling Security Holders                                       Security Ownership of Certain Beneficial
                                                                        Owners and Management
8.    Plan of Distribution                                           Underwriting
9.    Legal Proceedings                                              Legal Proceedings
10.   Directors, Executive Officers, Promoters and Control Person    Management
11.   Security Ownership of Certain Beneficial Owners and            Security Ownership of Certain Beneficial
        Management                                                      Owners and Management
12.   Description of Securities                                      Description of Capital Stock
13.   Interest of Named Experts and Counsel                          Interest of Named Experts and Counsel; Legal
                                                                        Matters; Experts
14.   Disclosure of Commission Position on                           Management -- Limitation of Liability;
      Indemnification for Securities Act Liabilities                 Indemnification of Officers and Directors
15.   Organization within Last Five Years                            Business
16.   Description of Business                                        Business
17.   Management's Discussion and Analysis or Plan of Operation      Plan of Operation
18.   Description of Property                                        Property
19.   Certain Relationships and Related Transactions                 Certain Relationships and Related
      Transactions
20.   Market for Common Equity and Related Shareholder Matters       Market for Common Equity and Related
                                                                        Shareholder Metters; Risk Factors; Dividend Policy;
21.   Executive Compensation                                         Management -- Executive Compensation
22.   Financial Statements                                           Financial Statements
23.   Changes in and Disagreements with Accountants on               Not Applicable
      Accounting and Financial Disclosure

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Subject to Completion, dated September 7, 2001

                                   PROSPECTUS
                                [TradeQwest logo]

                                TRADEQWEST, INC.
                            (A Delaware corporation)

                          TOTAL OFFERING OF $22,500,000
                         Maximum Offering of $22,500,000
                         Minimum Offering of $11,250,000

                       A TOTAL OF 5,000,000 COMMON SHARES
          Maximum Offering: 5,000,000 Common Shares, at $4.50 per Share
         Minimum Offering: 2,500,000 Common Shares, at $4.50 per Share.
                      (See "DESCRIPTION OF CAPITAL STOCK")

                     OFFERING PRICE: $4.50 PER COMMON SHARE
                        Minimum Subscription 1000 Shares

Investing in the common stock involves a high degree of risk. You should carefully consider the "Risks of Investing in our Shares" section beginning on page _____of this prospectus.

We are offering, through Chicago Investment Group, Inc., our Underwriter, on a "best efforts" basis 2,500,000 shares of our Common Stock ( the "Minimum Offering") and on a "best efforts" basis up to a maximum of 5,000,000 shares of our Common Stock (the "Maximum Offering") during an offering period through the earlier of a) December 1, 2001 (or such earlier date as is mutually agreed to by the Underwriter and the Company), or b) the sale of all shares offered, which may be extended until February 28, 2002.

                                         Underwriting
                          Price To        Discounts            Proceeds To
                         Public (1)    and Commissions (2)     The Company(3)
================================================================================
Per Share                  $4.50           $..45                    $4.05
--------------------------------------------------------------------------------
Total
     Minimum Offering:  $11,250,000      $1,200,000              $10,125,000
     Maximum Offering   $22,500,000      $2,400,000              $20,250,000
================================================================================
(Footnotes to the Cover Page - on following page)
(Special Notes to the Cover Page - on following page)

We will receive the proceeds of the shares sold by us. We have granted an over-allotment option to the Underwriters. Under this option, the Underwriters may elect to offer a maximum of 300,000 additional shares from certain stockholders who are registering their shares for sale to cover this over-allotment (see "Security Ownership of Certain Beneficial Owners and Management"). We will not receive any proceeds of the sale of the over-allotment shares.

All proceeds received for the offering will be deposited in an escrow account with LaSalle National Bank, and will not be released to us unless at least 2,500,000 shares are sold on or before December 1, 2001, which date may be extended until February 28, 2002. If this threshold is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned, without interest or deduction. Subscribers will have no right to the return of their funds during the term of the escrow. See "Description of Capital Stock" and "Underwriting."

UNDERWRITER IN THE UNITED STATES             UNDERWRITER IN EUROPE
 Chicago Investment Group, Inc.           Investraders International Corporation
 Chicago, Illinois                        Geneva, Switzerland
     [logo]                                     [logo]

The proceeds of this Offering will finance expansion of the Company's business activities, which involve providing sourcing, manufacturing, and supply chain services to the international textile and apparel industry.

[side text on cover page]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TradeQwest, Inc.
                              400 North Oak Street
                         Inglewood, California 90302 USA
                                 (310) 677-9640

(Footnotes to Cover Page)
(1) The offering price has been determined through negotiations between us and the Underwriter and is not necessarily related to the Company's assets, book value, financial condition or any other recognized criteria of value. Payment for the Shares shall be in cash at the time of subscription. The Minimum Purchase will be one thousand (1000) Shares ($4,500).

(2) The Company is offering these Shares through an Underwriter, Chicago Investment Group, Inc., and certain other members of the National Association of Securities Dealers, Inc. (NASD), and certain foreign securities dealers, members of recognized securities regulatory organizations. (See "Underwriting") On sales made by securities dealers, a commission of up to ten (10%) percent ($0.45 per Share), and a Non-Accountable Expense Allowance of up to three (3%) percent ($0.135 per Share) will be allowed. No estimate is made of the number of NASD members, if any, who will participate in this offering. Because there is no firm commitment with respect to the sale of the Shares, the Company can not state how many Shares, if any, will be sold through such NASD members. However, the aggregate of all such commissions and non-accountable expenses allowances, will be limited to $1,462,500, equivalent to $0.585 per Share, if the Minimum Offering of $11,250,000 is achieved, or $2,925,000, equivalent to $0.585 per Share, if the Maximum Offering of $22,500,000 is achieved.

(3) Before deduction of other expenses incurred in connection with the Offering (excluding NASD members' commissions), including filing, printing, legal, and other expenses of the Offering (approximately $175,000) and NASD members' expense allowances (approximately $337,500 (Minimum) and $675,000 (Maximum)), all of which will be paid by the Company out of the Proceeds to the Company. The minimum Net Cash Proceeds to the Company, after deduction of all such commissions, fees, and expenses in connection with the Offering, assuming sales of all the Shares, Minimum or Maximum, contemplated hereunder, are estimated to be $9,637,500 and $19,425,000, respectively (see "Use of Proceeds").

(Special Notes to the Cover Page)
This Offering involves special risks concerning the company and its proposed business activities. For information concerning such risks, see "Risk Factors."

Concurrent with this offering, we are registering 2,387,600 additional shares of common stock for existing stockholders who may wish to sell their shares in the open market or in privately negotiated transactions from time to time and are identified in a separate registration statement and prospectus (the "Concurrent Registration."). The sale of shares by the existing stockholders will only be made subsequent to the completion of the offering of the shares by the Company. We will not receive any proceeds from the sale of shares by existing stockholders.

Prior to this offering, there has been no public market for our Common Stock. Although we intend to apply for the inclusion of our Common Stock on the NASDAQ SmallCap Market ("NASDAQ") under the symbol "TRQS," there can be no assurances that such securities will be accepted for inclusion or that an active trading market in our securities will develop or be sustained. Otherwise, the Common Stock will trade on the OTC Bulletin Board as maintained by the National Association of Securities Dealers, Inc.

     You should rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these shares. The information in this document may be accurate only on the date of this document.

                                TABLE OF CONTENTS

                                                                 PAGE
Prospectus Summary...........................................
Risks of Investing in Our Shares.............................
Special Note Regarding Forward-Looking Statements............
Use of Proceeds..............................................
Dividend Policy..............................................
Dilution.....................................................
Capitalization...............................................
Concurrent Registration......................................
Underwriting.................................................
Plan of  Operations..........................................
Business.....................................................
  Reports to Security-Holders................................
  Where You Can Find More Information........................
Property.....................................................
Legal Proceedings............................................
Management...................................................
Security Ownership of Certain Beneficial Owners and
  Management.................................................
Description of Capital Stock.................................
Indemnification for Securities Act Liabilities...............
Certain Relationships and Related Party Transactions.........
Market for Common Equity and Related Shareholder
  Matters....................................................
   Shares Eligible For Future Sale...........................
   Transfer Agent and Registrar..............................
Legal Matters................................................
Experts......................................................
Financial Statements ........................................

     Until    , 2001 (25 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     This summary highlights only some of the information from this Prospectus and should be read in conjunction with the more detailed information and financial statements included elsewhere in this Prospectus.

OUR COMPANY

TradeQwest has reengineered the business processes of supply chain management upon which the apparel industry and other consumer products industries are dependent. As such TradeQwest is the present and future means by which creative and driven apparel companies can remain competitive and profitable in a global economy fueled by overnight trends accelerated by mass communications and the Internet. We are an out-sourcing specialist that assumes control over supply chains and domestic fulfillment with significant economic advantages. Our Company has already assimilated the operating and technology innovations required for apparel companies to remain competitive in a fully globalized industry and we deliver those gains to our customers by assimilating part or all of their supply chain operations. Proof of concept for our business model is $265 million in sourcing and product fulfillment delivered over a five year period by our co-founder and a team of core employees with over 100 years of aggregate experience.

We are not a technology company but one that combines "hands-on" management and interim ownership of the goods produced under contract, with web-based information technologies. We provide time-to-market advantages, real-time purchase order status, and the ability for our customers to evolve from a fixed overhead to a variable cost overhead model. Our customers can then focus on their core competencies: design, marketing, product branding, and sales.

We derive revenue from two primary sources:

o    A negotiated "spread" on the cost of manufacturing, and

o Supply Chain Management fees applicable to each logistical function performed by us.

The services we offer include:

o Sourcing of suppliers and certified factories that meet the quality standards of TradeQwest and our customers.

o Product manufacturing with on-site production monitoring by TradeQwest personnel

o Supply chain management services i.e shipping, customs clearance, quota attainment, insurance

o    Domestic warehousing and distribution,

o    Web-based information services covering:

     o    Work in process status
     o    Inventory control, and
     o    Financial management

Since commencement of operations in January 2001, we have recognized revenue totaling $5.5 million and pending contracts of approximately $25 million subject to completion of this offering. We believe that within three years TradeQwest will attain revenues in excess of $150 million per year.

We are currently focused on the international textile and apparel industry in which we have demonstrated success, but our model is applicable to other consumer goods segments, including footwear, sporting goods, and eyewear. Our customers are small, medium and large scale apparel manufacturers or branded licensees who are attracted to us by the desire to simplify their operations, eliminate fixed overhead, reduce costs and focus on their core competencies. Our business model combines functional expertise, industry knowledge and willingness to undertake "behind the curtain" operations, complemented by a suite of web-based information services that presents real-time status of every milestone event from sourcing through product distribution.

The "Master" purchase agreements negotiated with our customers are often (but not always) backed by letters of credit or other guarantees of payment issued by banks or factoring companies. We assume quality assurance responsibility through our own in-country production monitors who perform regular factory visitations, coordinate product testing and report work-in-process status on a real time basis. Once the product is landed in the United States, we invoice the customer and receive payment, but continue to control the goods by providing warehousing, distribution and financial accounting services. We assume no inventory or return items risk.

The combination of services we offer delivers significant operating efficiencies, thus allowing market-driven apparel companies of every size and market specialty the opportunity to take advantage of trends without large capital outlays or the establishment of an operational infrastructure.

Our principal executive offices are located at 400 North Oak Street, Inglewood, California, 90302. Our telephone number at that location is (310) 677-9640. Our website address is www.tradeqwest.com. The information contained on our website is not incorporated by reference into this Prospectus. Our principal executive offices are located at 400 North Oak Street, Inglewood, California, 90302. Our telephone number at that location is (310) 677-9640. Our website address is www.tradeqwest.com. The information contained on our website is not incorporated by reference into this Prospectus.


THE OFFERING

We are offering:
         Minimum Offering: 2,500,000 shares
         Maximum Offering: 5,000,000 shares
           At a price of $4.50 per share.

There are presently outstanding 14,237,606 shares of common stock. Upon completion of this offering there will be 16,737,606 shares outstanding if the Minimum Offering is sold, and 19,237,606 shares outstanding if the Maximum Offering is sold.

We are offering the shares by and through our Underwriter, Chicago Investment Group, Inc. on a "best efforts" basis during the offering period.

All proceeds will be deposited in an escrow account and will not be released to us unless at least 2,500,000 shares are sold on or before December 1, 2001, which date may be extended to February 28, 2002. If this threshold is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned, without interest or deduction.

o The foregoing information is based on the shares outstanding as of July 31, 2001. This information excludes 1,100,000 shares of common stock issuable upon the exercise of stock options reserved for issuance under our 2001 Stock Option Plan. As of July 31, 2001, no options have been granted.

o excludes up to 250,000 shares of common stock issuable upon the exercise of Agents Warrants

USE OF PROCEEDS

  Net proceeds to the Company (after expenses of the offering) are expected to be approximately $9,612,500 if the Minimum Offering is sold and $19,396,000 if the Maximum offering is sold. The table below is based on the maximum net proceeds. In the event only the minimum net proceeds are received, the use of proceeds will be reduced proportionately.
                                                              Dollars
                                                            ----------
         Sales Expenses                                      2,759,000
         Marketing                                           3,006,000
         Supply Chain Management. Operations - Overseas      1,826,000
         Supply Chain Management. Operations - Domestic      4,368,000
         Technology Development and Maintenance              2,600,000
         General & Administrative                            4,837,000
                                                             ---------
                                                            19,396,000

Our proposed NASDAQ SmallCap symbol is "TRQS"

Our Internet Website Address is  www.tradeqwest.com

Each trademark, trade name, or service mark of any other company appearing in this prospectus belongs to its holder.


PROFORMA SELECTED FINANCIAL DATA
                                                               JANUARY 8, 2001
                                                                (INCEPTION)
                                                               TO JUNE 30, 2001
                                                               ----------------
STATEMENT OF OPERATIONS DATA
Revenues..................................................          $5,539,249
Net Loss..................................................            (420,000)
Net Loss per Common Share.................................               (0.03)
Weighted Average Shares of Common Stock Outstanding
  During  the Period......................................          14,237,602
Shares of Common Stock Outstanding at the End of
  the Period..............................................          14,237,602

BALANCE SHEET DATA                                           AS OF JUNE 30, 2001
                                                             -------------------
Total Equity (Deficit)....................................          $  (19,446)
Total Assets..............................................          $    6,711

                        RISKS OF INVESTING IN OUR SHARES

     Investing in our common stock involves substantial risks. You should carefully consider the risks and uncertainties described below before making an investment decision. These risks and uncertainties are material risks and uncertainties which may adversely affect our business. We have included every material risk and uncertainty of which we are aware. If any of the following risks or uncertainties actually occur, our business, financial condition or results of operations may be materially adversely affected. In this event, the trading price of our common stock may decline, and you may lose all or part of your investment.

                          Risks Related to our Business

         We have operated our business for a short period of time, so we have only a limited operating history upon which you can evaluate our business and prospects.

We were incorporated in September 1998 but had no operations until the reverse merger with TradeQwest, who had been in operation since January 2001. Our limited operating history offers little information to serve as a basis for evaluating us and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their earlier stage of development encounter. Our success depends upon our ability to address those risks successfully, which include, among other things:

     - Whether we will be able to assemble and maintain the necessary resources, including financial resources, that we will need to implement our business plan;

     - Whether we can continue to build and maintain a strong management team that can develop and execute our business strategy; and

     - Whether we will be successful in implementing our sales and marketing strategy.

If we do not succeed in addressing these risks, our business likely will be materially and adversely affected.

         We have a history of losses and expect our losses to continue for the immediate future.

Since our inception in 2001, we have not been profitable in any fiscal quarter. We forecast our future expense levels based on our operating plans and our estimates of future revenues. If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to achieve or sustain profitability. In this case, the value of your investment could be reduced. For the period ending June 30, 2001, we incurred a net loss of $420,000. We expect to continue to incur losses for the immediate future as we build our infrastructure, increase our sales and marketing efforts and continue development of software and our website services. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability will materially and adversely affect the market price of our common stock.

         We have not been able to fund our operations from cash generated by our business, and we may not be able to do so in the future.

We have principally financed our operations to date through loans and operations. If we do not generate sufficient cash resources from our business to fund operations, our growth could be limited unless we are able to obtain additional capital through equity or debt financings. Our inability to grow as planned may reduce our chances of achieving profitability, which, in turn, could have a material adverse effect on the market price of our common stock.

         We are growing rapidly and we may not be able to manage our growth effectively.

Our business is rapidly expanding. We expect that it will continue to grow as we increase our customer base in the industry we currently serve and as we begin serving new industries. If we are not able to expand our operations in an efficient manner, our expenses could grow disproportionately to our revenues or our revenues could decline or grow more slowly than expected, either of which could decrease the value of your investments. As of June 30, 2001, we employed 17 people. We plan to continue to add to our sales, marketing administrative and warehouse personnel. We expect that we will need to implement new operational and financial systems, procedures and controls, hire and train new employees, and coordinate our technical, accounting, finance, marketing and sales staffs. These new systems and personnel will require a significant period of time and expense to integrate and may strain our resources.

         We may need additional capital in the future, which may not be available to us at all or on favorable terms; the raising of additional capital could dilute your ownership in our Company.

We currently anticipate that our available cash resources combined with the net proceeds from this offering and operating revenues will be sufficient to meet our anticipated capital expenditures and working capital requirements through at least the next 12 months. However, the time period for which we believe our capital is sufficient is an estimate. We may need to raise additional funds sooner to fund more rapid expansion, to develop new or enhance existing services or products, to respond to competitive pressures or to acquire complementary products, businesses or technologies. If additional funds are raised through the issuance of equity or equity-linked securities, the ownership percentage of our stockholders would be reduced. These securities could also have rights, preferences or privileges senior to those of your common stock. Furthermore, we may not be able to obtain additional financing when needed or on terms favorable to us or our stockholders. If additional financing is not available on favorable terms or at all, this may adversely affect our ability to develop or enhance our services, take advantage of business opportunities or respond to competitive pressures.

         We may experience difficulty integrating future acquisitions which may adversely affect our results of operations.

Although there are no current understandings or discussions to make any acquisitions, we may acquire or make investments in businesses, products, services or technologies to carry out our business strategy. If we do acquire businesses, products, services or technologies, we could have difficulty in assimilating them into our operations. These difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition, effecting additional acquisitions could require us to use a significant amount of our available cash. Furthermore, we may have to issue equity or equity-linked securities to pay for future acquisitions, and any of these issuances could be dilutive to existing and future stockholders. Acquisitions and investments may also have negative effects on our reported results of operations due to acquisition-related charges and amortization of acquired technology and other intangible assets. Any of these acquisition-related risks or costs could harm our business.

         We depend upon our key personnel and may experience difficulty attracting and retaining key employees.

Our success depends on the continued service of our key management personnel, including John Vorzimer, Donald Hyde and Gregory Dean. Currently, Messrs. Vorzimer, Hyde and Dean have entered into written employment agreements with us. The loss of services from one or more of these persons would have a material adverse effect on our business, operations and financial results.

Our future success will depend, in part, on our ability to attract and retain highly skilled employees, particularly management, sales and operational personnel. If we are unable to hire or retain key employees our business could be harmed.

         We expect our quarterly operating results to fluctuate.

     Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

o    Our ability to attract new customers and to retain our existing customers;

o    Our success in our sales and marketing programs; and

o    Changes in general economic or industry conditions.

     In addition to these factors, as a strategic response to changes in the competitive environment, we may from time to time make pricing decisions or marketing decisions that adversely affect our revenues or increase our costs. Extraordinary events such as material litigation or acquisitions also could result in fluctuations in our operating results from one reporting period to the next.

     For these reasons, period-to-period comparisons of our results of operations are not and will not be necessarily a reliable indication of future performance.

         The market we serve, the international apparel industry, is highly cyclical.

Negative economic trends over which we have no control that depress the level of consumer spending could have a material adverse effect on us. Purchases of apparel often decline during recessionary periods when disposable income is low.

         Our business is subject to risks related to doing business in China, which could result in our inability to meet manufacturing requirements or delivery deadlines for our products and cause us to lose market share.

We obtain much of our manufacturing in the People's Republic of China (also referred to as the PRC) from contract manufacturers. Our business relationships in the PRC could be adversely affected by internal political, economic and social uncertainties. Any change in policy by the Chinese government could adversely affect investments in or business relationships with Chinese businesses. Changes in policy could result in imposition of restrictions on currency conversion, imports, or the source of suppliers, as well as new laws affecting ventures and foreign-owned enterprises doing business in the PRC. Although the PRC has been pursuing economic reforms for the past two decades, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of state-owned industries could significantly affect the government's ability to continue with its reform.

         We rely on third parties to manufacture our products. Therefore, we do not have direct control over the quality or other aspects of the manufacturing process, which could result in a loss of customer acceptance of our products and increased expense related to warranty claims or defective product returns.

We do not directly control the manufacturing facilities where our products are made. We must depend on third parties to make our products according to our standards for quality and reliability. We do not own any manufacturing facilities or equipment and do not employ any manufacturing personnel. We use third parties to manufacture our products on a contract basis. We cannot assure you that we will be able to obtain qualified contract manufacturing services on reasonable terms. In addition, the manufacture of our products involves complex and precise processes. Changes in our manufacturing processes or those of our suppliers, or the use of defective components or materials, could significantly reduce our manufacturing yields and product reliability. Our manufacturing costs are relatively fixed, and, thus, manufacturing yields are critical to our result of operations. This may also cause delayed product shipments and impaired gross margins. In some cases, existing manufacturing techniques involve substantial manual labor. To improve our gross margins, we may need to develop new, more cost-effective manufacturing processes and techniques, and if we fail to do so, our gross margins may be adversely affected.

         Fluctuations in the price, availability and quality of raw materials could cause delay and increase costs.

Fluctuations in the price, availability and quality of fabrics or other raw materials used in our manufactured goods could have a material adverse effect on our cost of sales or our ability to meet our customers' demands. We may not be able to pass all or a portion of such higher raw materials prices on to our customers which will reduce the profitability of our operations.

         Our reliance on independent manufacturers could cause delay and damage customer relationships.

We rely upon independent third parties for the manufacture of goods for our customers. A manufacturer's failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers for those items. The failure to make timely deliveries may drive customers to cancel orders, refuse to accept deliveries or demand reduced prices, any of which could have a material adverse effect on our business.

To minimize this risk, we monitor quality assurance through our own production monitors in the country of manufacture. These monitors perform regular factory visitations and coordinate product testing to assure quality and on-time delivery.

         We will be dependent on strategic affiliations in order to provide the scope of services proposed to be provided to our customers.

Our inability to effect strategic affiliations may have a material negative impact on our revenues and results of operations.

         We may assume a credit risk based on our ownership of the goods for a limited period of time during the intermediary period of manufacturing and shipment from overseas.

TradeQwest owns the goods we produce during the intermediary period between manufacturing and shipment from overseas. Our risk, the cost of manufacture, shipment and warehousing, is usually covered by a letter of credit. In those cases where there is no letter of credit we will receive an opinion from a factoring firm as to the creditworthiness of the customer. In other cases, as with a publicly reporting major apparel customer, such assurances of payment are not considered necessary. In the event a customer is not able to pay for the goods for which it has contracted, we would suffer loss of revenue and our profits would be adversely affected if we were not able to liquidate the goods. We believe, however, that we have prudent procedures in place to avoid this risk. Despite these resales, we believe that this ownership gives us an advantage over competitors.

         Our business is subject to many risks associated with international activities.

Our planned operations are not limited to the United States. Our operations currently include offices and warehouse facilities in China and Hong Kong. We intend to prudently expand our overseas presence as competitive manufacturing capacity migrates to other overseas labor markets, i.e., Indonesia, South America and Malaysia. As a result, we expect to be subject to numerous risks associated with doing business internationally, including the following:

o regulatory requirements, health and safety requirements and labor and immigration laws;
o    difficulties in staffing and managing foreign operations;

o    imposition of regulations and quotas relating to imports;

o    impositions of duties, taxes and other charges on imports;

o significant fluctuation of the value of the dollar against foreign currencies;

o    restrictions on the transfer of funds to or from foreign countries;

o    violations by foreign contractors of labor and wage standards;

o differences in reliability of telecommunications infrastructure and Internet access;

o    varying technological standards and capabilities;

o    differences in standards of protection for intellectual property;

o    political instability; and

o    potentially adverse tax consequences.

Any one of these or other risks could harm the success of our international operations.


                Risks Related to the Market for our Common Stock

     No market currently exists for our shares, and none may develop following this offering. We intend to apply for listing on the NASDAQ SmallCap Market. We may not be able to meet the initial criteria for listing, and once listed, we may not be able to meet the criteria for continued listing.

Under the current rules relating to the listing of shares on the NASDAQ SmallCap Market, we must have, among other requirements:

o at least $4 million in net tangible assets, or $750,000 in net income in two of the last three years, or a market capitalization of at least $50 million;

o    public float of at least 1,000,000 shares;

o    market value of public float of at least $5 million; and

o    a minimum bid price of $4.00 per share.

For a continued listing, we must maintain, among other requirements:

     - at least $2 million in net tangible assets, or $500,000 in net income in two of the last three years, or a market capitalization of at least $35 million;

     -    public float of at least 500,000 shares;

     -    market value of public float of at least $1 million; and

     -    a minimum bid price of $1.00 per share.

If our Common Stock is not initially eligible for listing on the NASDAQ SmallCap Market,, trading, if any, in the shares may be conducted in the over-the-counter market either on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD") or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of our shares.

         Should we fail to obtain NASDAQ Smallcap Market eligibility and the Common Stock is traded only in the pink sheets or the NASD's OTC Bulletin Board, liquidity in the Common Stock may be severely limited.

Stocks in the over-the-counter, market ordinarily have much lower trading volume than in the NASDAQ SmallCap Market. Very few market makers take interest in shares traded over-the-counter and, accordingly, the markets for such shares are less orderly than is usual for NASDAQ SmallCap Market stocks. As a result of the low trading volumes ordinarily obtained in over-the-counter markets, sales of common stock in any significant amount could not be absorbed without a dramatic reduction in price. Moreover, thinly traded shares in the over-the-counter markets are more susceptible to trading manipulations than is ordinarily the case for more actively traded shares. Shares traded on the over the counter markets are subject to "penny stock" rules which may restrict the ability of broker-dealers to sell shares of the Common Stock.

         We will have a substantial amount of common stock eligible for future sale.

Sales of substantial amounts of common stock eligible for future sale in the public market, or the availability of shares for sale, could adversely affect the prevailing market price of our common stock and our ability to raise capital by an offering of equity securities.

         We are required to keep our Prospectus current and any failure by us to do so may limit your ability to trade our shares until we do so.

 Although we intend to maintain a current prospectus, there can be no assurance that we will be successful in maintaining a current prospectus.

After our registration statement becomes effective, we will be required to file a post-effective amendment, if facts or events occur which represent a material change in the information contained in the registration statement.

We intend to qualify the sale of the shares sold by us in a limited number of states. Qualification for the sale of the shares in the states is essential for the establishment of a trading market in the shares. We can provide no assurances that we will be able to qualify our shares in any state.

         The offering price for our shares does not necessarily bear any relationship to our assets, book value, earnings or other established criteria of value.

There has been no prior public market for our shares. The price to the public of the shares offered hereby has been determined through negotiations between us and the Underwriter. Among factors considered in determining the offering prices were the history of, and the prospects for, our business, an assessment of our management, our past and present operations, our development and the general condition of the securities market at the time of this offering. The offering price for the shares does not necessarily bear any relationship to our assets, earnings, book value or any other recognized criteria of value. The offering price of $4.50 per share is substantially in excess of our pro forma net tangible book value of $0 per share, and in excess of the price received by us for shares sold in prior securities transactions.

         We will have broad discretion in using the proceeds of this offering.

We intend to use all of our proceeds from this offering for working capital and general corporate purposes. Accordingly, we will have broad discretion in using our proceeds. You will not have the opportunity to evaluate the economic, financial or other information that we will use to determine how to use our proceeds. If we use the proceeds of this offering for purposes that do not increase our revenues, the value of your investment could be reduced.

         We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the common stock to realize economic benefit from their investment.

As holders of our shares, you will only be entitled to receive those dividends that are declared by our board of directors out of surplus. We do not expect to have surplus available for declaration of dividends in the foreseeable future. Indeed, there is no assurance that such a surplus will ever materialize to permit payment of dividends to you as holders of the shares. The board of directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

         It may be difficult for a third party to acquire our Company which could depress our stock price.

Delaware corporate law and our amended and restated certificate of incorporation and bylaws, which will become effective upon the closing of this offering, will contain provisions that could have the effect of delaying, deferring or preventing a change in control our Company or our management that stockholders may consider favorable or beneficial, which could reduce the value of your investment. These provisions could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:

o authorization to issue "blank check" preferred stock, which is preferred stock that can be created and issued by the board of directors without prior stockholder approval, with rights senior to those of common stock;

o A staggered board of directors, so that it would take two successive annual meetings to replace all directors;

o Advance notice requirements for the submission by stockholders of nominations of candidates for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements under "Prospectus Summary," "Risks of Investing in Our Shares," "Management's Discussion and Analysis or Plan of Operations," "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties and other factors which may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things those listed under "Risks of Investing in Our Shares" and elsewhere in this prospectus.

     In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation, and do not intend to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

    The forward-looking statements made in this prospectus are based on events through the date on which the statements are made.

                                 USE OF PROCEEDS

We estimate that net proceeds to the Company from the offering will be approximately $9,857,000 if the minimum offering is sold, and $19,900,000 if the maximum offering is sold, based on the assumed public offering price of $4.50 per share and after deducting underwriting commissions of $1,200,000 and $2,400,000, respectively, and estimated offering expenses of approximately $175,000 and $179,000, respectively. These expenses also include certain expenses of the concurrent registration of shares for current stockholders who wish to sell their shares from time to time following this offering.

The Company intends to utilize the proceeds of this offering over the next twelve to twenty-four months as follows:

                                 Minimum Offering         Maximum Offering
                              ----------------------    ----------------------
                                              % of                      % of
                                               Net                       Net
                               Dollars      Proceeds     Dollars       Proceeds
                             ----------     --------    ----------     --------
  Sales Expenses              1,348,083        12%       2,759,000       12%
  Marketing                   1,503,000        13%       3,006,000       13%
  SC Mgt. Ops - Overseas        913,000         8%       1,826,000        8%
  SC Mgt. Ops - Domestic      2,184,000        19%       4,368,000       19%
  Technology Development
    and  Maintenance          1,875,000        17%       2,600,000       12%
  General & Administrative    1,789,417        16%       4,837,000       21%
  Underwriting Commissions    1,125,000        10%       2,250,000       10%
  Underwriting Expenses         337,500         3%         675,000        3%
  Offering Expenses             175,000         2%         179,000        1%
                             ----------     --------    ----------     --------
  Total                      11,250,000       100%      22,500,000      100%


We also may use net proceeds to pursue opportunities to invest in or acquire services or companies that complement or otherwise enhance our existing business. However, we currently have no understandings, commitments or agreements with respect to any such acquisition. Pending use of the net proceeds for the above purposes, we intend to invest such funds in short-term, interest-bearing, investment-grade obligations.

The incremental proceeds received for the maximum offering will enable us to add infrastructure and production capacity at a quicker rate. It will also allow us to accelerate our sales and marketing programs.

The foregoing discussion represents our best estimate of the allocation of the net proceeds of this offering based upon our current plans. Actual expenditures may vary substantially from these estimates and we may find it necessary or advisable to reallocate the net proceeds within the above-described categories or to use portions thereof for other purposes.

                                 DIVIDEND POLICY

     We currently intend to retain all future earnings, if any, for funding our growth and, therefore, do not expect to pay any dividends in the foreseeable future. The declaration and payment of dividends are subject to the discretion of our board of directors.


                                    DILUTION

         Risk:  New investors will suffer immediate and substantial dilution.

The following table summarizes the investments of all existing stockholders and new investors after giving effect to the sale of the shares offered hereby:

                            Maximum Offering (1)          Total Consideration Paid
                          -----------------------  -------------------------------------
                                         Percent                    Percent     Avg Price
                             Number      of Total     Amount        of Total    Per Share
                          ----------     --------  -----------      --------    ---------
 Present stockholders     14,237,602      74.0     $   (19,446)      (  0.1)     $   -

 New stockholders          5,000,000      26.0      19,900,000        100.1      $3.98
                          ----------     --------  -----------      --------    ---------
              Total       19,237,602     100.0     $19,880,554        100.0      $1.03
                          ==========     =======   ===========      ========    =========

(1) This Maximum Offering table assumes the sale of 5,000,000 shares at a per share price of $4.50 = $22,500,000
     Net after expenses     $19,900,000


                            Minimum Offering (1)          Total Consideration Paid
                          -----------------------  -------------------------------------
                                         Percent                    Percent     Avg Price
                             Number      of Total     Amount        of Total    Per Share
                          ----------     --------  -----------      --------    ---------
 Present stockholders     14,237,602      85.1     $   (19,446)      (  0.2)     $   -

 New stockholders          2,500,000      14.9       9,857,000        100.2      $3.94
                          ----------     --------  -----------      --------    ---------
              Total       16,737,602     100.0     $ 9,837,554        100.0      $0.59
                          ==========     =======   ===========      ========    =========

(1) This Minimum Offering table assumes the sale of 2,500,000 shares at a per share price of $4.50 = $11,250,000
     Net after expenses     $ 9,857,000

      Investors participating in the initial public offering will incur an immediate, substantial dilution of $3.35 in the net tangible book value per shares of the common stock from the offering price of $4.50 per share, if the minimum offering is sold and $2.95 if the maximum offering is sold. Furthermore, to the extent that we issue additional shares of our common stock pursuant to acquisitions or our strategic relationships, or issue options or warrants to purchase our common stock, these options, when exercised, will result in further dilution.

     As June 30, 2001, our net tangible book value was $(19,446) or $-0- per share. Our net tangible book value per share means our tangible assets, less all liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale by us of 2,500,000 shares if the minimum offering is sold and after deducting estimated offering expenses, adjusted net tangible book value would be $9,837,554 or $0.59 per share. The result will be an immediate increase in net tangible book value per share of $0.59 to existing stockholders and an immediate dilution to new investors of $3.91 per share.

After giving effect to the sale by us of 5,000,000 shares if the maximum offering is sold and after deducting estimated offering expenses, adjusted net tangible book value would be $19,880,554 or $1.03 per share. The result will be an immediate increase in net tangible book value per share of $1.03 to existing stockholders and an immediate dilution to new investors of $3.47 per share.

As a result, investors in this offering will bear most of the risk of loss since their shares are being purchased at a cost substantially above the price that existing stockholders paid for their shares. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table illustrates this dilution.

                                                        Minimum       Maximum
                                                        Offering      Offering
                                                        --------      --------
Offering price per share of the common stock
  offered hereby.........................................$4.50         $4.50
Net tangible book value per share, before the
  offering.....                                          $   -         $   -
Increase per share attributable to the sale of
  the shares offered hereby..............................$ .59         $1.03

Pro forma net tangible book value per share,
  after the offering.....................................$ .59         $1.03

Dilution per share to new investors......................$3.91         $3.47
                                                         =====         =====

                                 CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2001:

     -    on an actual basis

     - on a pro forma as adjusted basis to give effect to the receipt of the estimated net proceeds from the sale of the minimum offering of 2,500,000 shares of common stock at the offering price of $4.50 per share after deducting estimated offering expenses.

     - on a pro forma as adjusted basis to give effect to the receipt of the estimated net proceeds from the sale of the maximum offering of 5,000,000 shares of common stock at the offering price of $4.50 per share after deducting estimated offering expenses.

     The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of July 31, 2001 and does not include the following:

     - 1,100,000 shares of common stock reserved for issuance pursuant to future grants under the 2001 Stock Option Plan.

     - up to 250,000 shares of common stock issuable upon the exercise of Agents Warrants

     The information below is qualified by, and should be read in conjunction with, our "Plan of Operations" and the financial statements and the notes to those statements appearing at the end of this prospectus.

                                                                       JUNE 30, 2001
                                                         -----------------------------------------
                                                                               PRO FORMA
                                                           ACTUAL              AS ADJUSTED
                                                         ----------    ---------------------------
                                                                           (1)            (2)

LONG-TERM DEBT......................................     $      -0-    $       -0-     $       -0-
STOCKHOLDERS' EQUITY:
  Common Stock, $.001 par value; 100,000,000 shares
     authorized; 14,237,602 shares issued and               14,238
     outstanding, actual; 16,737,602 shares issued
     and outstanding, pro forma, if minimum sold....                        16,738
     19,237,602 shares issued and outstanding,
     pro forma, if maximum sold.....................                                        19,238
Additional paid-in capital..........................       386,316      10,240,816      20,281,316
Accumulated deficit.................................      (420,000)       (420,000)       (420,000)
                                                         ---------     -----------     -----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                     $ (19,446)    $ 9,837,554     $19,880,554
                                                         =========     ===========     ===========

------------------

(1) Assumes the net offering proceeds of $9,857,000 from the sale of 2,500,000 shares of common stock at $4.50 per share.

(2) Assumes the net offering proceeds of $19,900,000 from the sale of 5,000,000 shares of common stock at $4.50 per share.



                             CONCURRENT REGISTRATION

Concurrent with this offering, we are registering 2,387,600 additional shares of common stock for existing stockholders who may wish to sell their shares in the open market or in privately negotiated transactions from time to time and are identified in a separate registration statement and prospectus. The sale of shares by the existing stockholders will only be made subsequent to the completion of the offering of the shares by the Company. We will not receive any proceeds from the sale of shares by existing stockholders. Sales of such 2,387,600, shares of common stock, or the potential of such sales may have a material adverse effect on the market price of the common stock offered hereby.

                                  UNDERWRITING

The Company, by and through its Underwriter, is offering the shares of Common Stock at $4.50 per share on a "best efforts", Minimum/Maximum basis whereby the sale of 2,500,000 Shares is the minimum and the sale of 5,000,000 Shares is the maximum, during an offering period of 60 days, which may be extended for an additional 30 days. We have granted an over-allotment option to the Underwriter. Under this option, the Underwriter may elect to offer a maximum of 300,000 additional shares from certain selling stockholders who are registering their shares for sale to cover this over-allotment.

All proceeds received for the offering will be promptly deposited in an escrow account with LaSalle National Bank, Chicago, Illinois and will not be released to us unless at least 2,500,000 shares are sold on or before December 1, 2001, which date may be extended until February 28, 2002. unless extended as set forth herein. If this threshold is not reached within the prescribed time, all funds placed in the escrow account will be promptly returned, without interest or deduction.

Should the minimum offering be reached within the offering period, the Company may immediately receive such minimum proceeds, less offering expenses, and may continue to sell the offering until the maximum offering is reached, if possible. Therefore, it is possible that purchases of the shares may have their funds in escrow for as much as 120 days before the offering is closed. Purchasers will have no right to the return of their funds during the term of the escrow.

The Company has been advised by the Underwriter that the Underwriter proposes to offer the Securities to the public at the offering price set forth on the cover page of this Prospectus. The Underwriter has advised the Company that the Underwriter proposes to offer the securities through members of the National Association of Securities Dealers, Inc. ("NASD"), and may allow concessions, in its discretion, to certain selected dealers who are members of the NASD and who agree to sell the securities in conformity with the NASD's Conduct Rules. The Underwriter has proposed that the Underwriter may also offer the securities through certain foreign, non-United States, securities dealers of comparable stature. Such concessions will not exceed the amount of the underwriting discount that the Underwriter is to receive.

Officers and directors of the Company may introduce the Underwriter to persons to consider this offering and to purchase securities either through the Underwriter or through participating dealers. In this connection, no securities have been reserved for those purchases and officers and directors will not receive any commissions or any other compensation.

The Company has agreed to pay to the Underwriter a commission of ten percent (10%)of the gross proceeds of this offering (the "Underwriting Discount"). In addition, the Company has agreed to pay to the Underwriter the Non-Accountable Expense Allowance of three percent (3%)of the gross proceeds of this offering. The Company has paid to the Underwriter a $25,000 advance in respect of the Non-Accountable Expense Allowance. The Underwriter's expenses in excess of the

Non-Accountable Expense Allowance will be paid by the Underwriter. To the extent that the expenses of the Underwriter are less than the amount of the Non-Accountable Expense Allowance received, such excess shall be deemed to be additional compensation to the Underwriter. The Underwriter has informed the Company it does not expect sales of discretionary accounts to exceed five percent (5%) of the total number of securities offered by the Company hereby.

Prior to this offering, there has been no public market for the Company's Common Stock. Consequently, the initial public offering price of the Common Stock has been determined through negotiations between the Company and the Underwriter. Among the factors considered in determining the public offering prices were the history of, and the prospects for, the Company's business, an assessment of the Company's management, the Company's past and present operations, its development and the general condition of the securities market at the time of this offering. The initial public offering prices do not necessarily bear any relationship to the Company's assets, book value, earnings or other established criteria of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that a public market for the securities will develop after the Closing, or if a public market in fact develops, that such public market will be sustained, or that the securities can be resold at any time at the offering or any other price. See "Risk Factors."

At the Closing, the Company will issue to the Underwriter and/or persons related to the Underwriter, for nominal consideration, the Underwriter's Common Stock Warrants to purchase up to an amount equal to five percent (5%) of the total number of Common Shares which have been sold during this Offering. The Underwriter's Common Stock Warrants are sometimes referred to in this Prospectus as the " Agents Warrants." The Underwriter and/or persons related to the Underwriter will receive one (1) Agents Warrant for each twenty (20) shares sold in the offering. The Underwriter Warrants will be exercisable for a three-year period commencing on the Initial Closing Date. The initial exercise price of each Agent Warrant shall be $5.40 per underlying share (120% of the public offering price). The Agent Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of twelve months from the effective date by the holder, except (i) to officers of the Underwriter and members of the selling group and officers and partners thereof; (ii) by will; or (iii) by operation of law.

The Agents Warrants contain provisions providing for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The Agents Warrants contain net issuance provisions permitting the holders thereof to elect to exercise the Underwriter Warrants in whole or in part and instruct the Company to withhold from the securities issuable upon exercise, a number of securities, valued at the current fair market value on the date of exercise, to pay the exercise price. Such net exercise provision has the effect of requiring the Company to issue shares of Common Stock without a corresponding increase in capital. A net exercise of the Agents Warrants will have the same dilutive effect on the interests of the Company's shareholders as will a cash exercise. The Agents Warrants do not entitle the holders thereof to any rights as a shareholder of the Company until such Agents Warrants are exercised and shares of Common Stock are purchased thereunder.

The Agents Warrants and the securities issuable thereunder may not be offered for sale except in compliance with the applicable provisions of the Securities Act. The Company has agreed that if it shall cause a post-effective amendment, a new registration statement, or similar offering document to be filed with the Commission, the holders shall have the right, for seven (7) years from the effective date, to include in such registration statement or offering statement the Agents Warrants and/or the securities issuable upon their exercise at no expense to the holders. Additionally, the Company has agreed that, upon request by the holders of 50% or more of the Underwriter Warrants during the period commencing one year from the effective date and expiring four years thereafter, the Company will, under certain circumstances, register the Agents Warrants and/or any of the securities issuable upon their exercise.

The Company has agreed to indemnify the Underwriter against any costs or liabilities incurred by the Underwriter by reason of misstatements or omissions to state material factors in connection with the statements made in the Registration Statement filed by the Company with the Commission under the Securities Act (together with all amendments and exhibits thereto, the "Registration Statement") and this Prospectus. The Underwriter has in turn agreed to indemnify the Company against any costs or liabilities by reason of misstatements or omissions to state material facts in connection with the statements made in the Registration Statement and this Prospectus, based on information relating to the Underwriter and furnished in writing by the Underwriter. To the extent that these provisions may purport to provide exculpation from possible liabilities arising under the federal securities laws, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable.

The foregoing is a summary of the principal terms of the agreements described above and does not purport to be complete. Reference is made to copies of each such agreement which are filed as exhibits to the Registration Statement.

Estimates (other than for the SEC filing fee) of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, all of which are being paid exclusively by the Company, other than underwriting discounts and commissions, are as follows:

                                                            Minimum      Maximum
                                                           Offering     Offering
                                                          ---------     --------
Securities and Exchange Commission filing fee............  $  9,331     $  9,331
State securities laws (Blue Sky) fees and expenses.......     5,000        5,000
Printing costs and fees..................................    75,000       75,000
Legal fees and costs.....................................    50,000       50,000
Accounting fees and costs................................    25,000       25,000
Transfer Agent fees......................................     3,000        5,000
Miscellaneous expenses...................................     7,669        9,669
                                                           --------     --------
TOTAL....................................................  $175,000     $179,000
                                                           ========     ========

                               PLAN OF OPERATIONS

     The following discussion and analysis should be read together with the financial statements and related notes of Tradeqwest, Inc. included in this Prospectus, beginning on Page F-1. This discussion and analysis contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risks of Investing in Our Shares" beginning on page ___.

Merger Agreement
----------------

On July 31, 2001, TradeQwest Incorporated ("TradeQwest I") entered into and consummated a Share Exchange Agreement (the "Agreement") with Pangaea Communications, Inc., a reporting company with no operations, incorporated in Delaware ("Pangaea") whereby all of the stockholders in TradeQwest I exchanged all their shares into 11,200,002 shares or approximately 78.7% of the common stock of Pangaea. Upon completion of the merger, TradeQwest I was dissolved and Pangaea was the surviving entity. Pangaea then changed its name to TradeQwest, Inc.

Under Generally Accepted Accounting Principles, a company whose stockholders receive over fifty percent of the stock of the surviving entity in a business combination is considered the acquirer for accounting purposes. Accordingly, the transaction was accounted for as an acquisition of Pangaea by TradeQwest I and a recapitalization of TradeQwest I. The financial statements subsequent to the acquisition include the following: (1) the balance sheet consists of the net assets of TradeQwest at historical costs and the net assets of the Company at historical cost; (2) the statement of operations consists of the operations of the Company for the period presented and the operations of TradeQwest from the recapitalization date. The Company had a total of 14,237,602 shares of common stock outstanding, upon completion of the merger.

Overview
--------
We provide sourcing, fulfillment, and supply chain management services for the international apparel industry. Our "hands-on" approach to product manufacturing and domestic distribution allows apparel companies of every size to focus on their core competencies while we handle these critical and highly specialized functions. We thus relieve our customer of significant fixed overhead and physical plant expenses. Throughout the entire process we employ production monitors at every step in the supply chain. In the aggregate the monitors provide continual world-wide status of every purchase order, production status, shipping status, customs clearance status and domestic inventory by contract and SKU.

TradeQwest is organized into four primary locations and cost centers:

     A.   Headquarters, located in Los Angeles, CA

     B.   Sales office in New York City (to be established)

     C. Domestic Warehousing and Distribution Centers (6 to be developed in the USA)

     D.   International Sourcing and Staging Center(s)

Current Revenues
----------------

Between January 8, 2001 and March 31, 2001, TradeQwest has earned revenue of $2,778,455 on an audited basis. Between April 1, 2001 and June 30, 2001 we booked unaudited revenue of $2,760,543, for total six-month revenue of $5,539,249.

Profit Potential:
----------------

We have two revenue streams: (1) The spread on manufacturing costs, which is estimated at 12% on average, and (2) supply chain management ("SCM") services. On average we provide our SCM services at cost plus 20%. All SG&A associated with providing SCM services is included in the contract costs quoted to the customer. The profit potential for TradeQwest is substantial. In the next year of operation our margins may be less than projected for certain selected clients whose standing in the industry will improve our visibility and the credibility of our business model. On a "Steady State" basis, the Company is likely to earn EBITDA of 8 % to 10% on top line revenue. There can be no assurance, however, that the Company will realize on this profit potential and, even if it does, when this will occur.

                                TradeQwest, Inc.
                    3 Year Annual Income Statement Projection

                                                    Fiscal Year Ended December 31,
                                                2001           2002            2003
                                           ------------    -----------     ------------
Revenue
   Sourcing and Management Fees            $ 18,984,717    $87,756,501     $190,207,458
Gross revenue                              $ 18,984,717    $87,756,501     $190,207,458

Cost of Goods Sold
   Direct Cost of Goods Sold               $ 16,360,366    $73,688,665     $155,075,556
Operating Income                           $  2,624,351    $14,067,836     $ 35,131,902
                            Gross Margin            14%            16%              18%
Expenses
   Selling Expenses                        $    226,750      1,121,333        1,821,000
   Marketing Expenses                           616,200      1,086,900        1,694,375
   Supply Chain Mgt. Ops. - Overseas            321,447        892,148        1,290,313
   Supply Chain Mgt. Ops - Domestic             896,881      2,787,428        3,626,305
   Technology Development and Maintenance       845,000      1,175,000        1,860,000
   General and Administrative                 1,237,266      2,694,480        3,135,783
   Total Expenses                             4,143,544      9,757,288       13,427,775

Operating Profit (Loss)                    $ (1,519,193)   $  4,310,548    $  21,704,127
                            Pre-tax Income         ( 8%)             5%              11%

PLAN OF OPERATION
------------------

Prior to this offering, our operations have been primarily funded by loans from stockholders and others, operating revenues and bridge financing. We believe that our cash flow from operations will be sufficient to support fulfillment of existing orders, but our ability to expand and fully exploit the marketing opportunity we have created is restricted by our need for additional capital. We anticipate that these needs will be satisfied by proceeds from this Offering. Within the first twelve months we will pursue our business plan in the following manner:

     1. We will build our human resource infrastructure. Over the next year we anticipate hiring over 150 people to staff the various organizational centers. Many of these people will be hired from specialist firms within the industry as well as logistics providers. We do not anticipate difficulty in finding persons experienced in the numerous aspects of supply chain management.

     2. We will establish the required physical plant. In addition to headquarters we will lease additional warehouse facilities in no less than three domestic distribution centers in the USA. Ultimately we anticipate that we will have warehouse centers in seven areas of the United States. Before the end of the next year we anticipate having over 400,000 square feet of warehouse space under lease both domestically and overseas. All warehousing will be set up using latest generation software for accurate warehousing and inventory control which integrates with customer legacy systems.

     3. We will fully develop our technology portal and technology tools. Within two quarters of completion of this Offering we anticipate the full development of TradeQwest.com. We have entered into a development contract with Digital Focus, Inc. to fully develop and host this web application. TradeQwest.com is the application portal through which we will deliver world wide status of every purchase order, work in process, supply chain logistics information, inventory, and financial controls. We have established a budget of $1.350 million for the first-year development expense of TradeQwest.com and we anticipate that this will be adequate for the design envisioned.

     4. We will establish TradeQwest's industry presence through pro-active marketing and public relations. Our marketing and public relations with apparel industry and financial press will stress our ability to increase profit margins and decrease time-to-market for our customers. We will attempt to position TradeQwest as the imperative resource for all companies seeking profits and expanded market share without doing their own manufacturing.

     There can be no assurance that the proceeds from this offering will satisfy our need for additional capital or the extent that we shall successfully implement the foregoing Plan of Operation.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

To date, our limited operations have been funded by loans from stockholders and others and operating revenues.

We expect to incur losses for the near future. Over the next twelve months, we expect the losses to decrease and be replaced by profitability in the fifth quarter of operation following this offering. However, we also expect to incur more operating expenses as we add staff, incur costs in connection with the marketing and development of our business.

We believe that these resources, together with the estimated net proceeds from this Offering will be sufficient to fund our operations for at least the next 24 months. However, if we expand more rapidly than currently anticipated, if our working capital needs exceed our current expectations or if we make acquisitions and investments beyond our current expectations, we will need to raise additional capital from equity or debt sources. We cannot be sure that we will be able to obtain the additional financing to satisfy our cash requirements or to implement our growth strategy on acceptable terms or at all. If we cannot obtain such financing on terms acceptable to us, we may be forced to curtail our planned business expansion and may be unable to fund our ongoing operations.

Trade Finance and Credit Lines
------------------------------
It is a normal business practice for us to use lines of credit to pay for direct cost of goods sold if customer payment does not overlap factory payment terms. By contracting with factories and suppliers on behalf of our customers, we assume responsibility for payment of those manufacturing costs. We have received favorable payment terms from many of our factories; however, accordingly, in some instances it will be necessary for us to pay for their production costs prior to our receiving payment from our customers, and we may have to avail ourselves of bank lines of credit and other payment devices. In many instances we receive payment terms from the factories that do not require payment until our customers have paid for the goods produced. The lines of credit that are used should be in use for a short period of time because we invoice our customer for immediate payment within ten days of goods arriving in the United States. Subject to completion of this Offering we expect to establish credit facilities with Century Business Finance as well as with Hong Kong and Shanghai Bank
(HSBC).

Sales and Marketing Expense
---------------------------
Our sales expense consists primarily of payroll and related expenses for personnel engaged in sales activities, including the hiring of experienced individuals from differing segments of the international apparel industry. Our sales model does not require a large sales force to succeed. We anticipate no more than six in-house sales representatives each earning an average of $200,000 per year including sales bonuses. Our Marketing expenses consists primarily of advertising and promotional expenditures, expenses for tradeshows and outside public relations consultants. Over the next 12 months we anticipate marketing and advertising expenditures of approximately $1,100,000.

General and Administrative Expense
----------------------------------
General and administrative expense consists of payroll and related expenses for executive and administrative employees, facilities expenses, professional services expenses, travel and other general corporate expenses.
Over the next 12 months we will add substantially to our overhead.

Technology Development
----------------------
As stated above, we have established a budget of $1.350 million for the first year development expense of TradeQwest.com and we anticipate that this will be more than adequate for the design envisioned.

                                    BUSINESS


COMPANY HISTORY AND BACKGROUND
------------------------------

TradeQwest, Inc. was incorporated in the State of Delaware on September 15, 1998 as Pangaea Communications, Inc. ("Pangaea"). On July 31, 2001 Pangaea merged with TradeQwest, Inc., a Delaware corporation ("TradeQwest I"). Pangaea was a development stage company at the time, and had not yet commenced operations as of the date of the merger. Pangaea survived the merger, and the separate existence of TradeQwest I ceased. Pangaea changed its name to TradeQwest, Inc. (hereafter "TradeQwest"). The officers and directors of TradeQwest I became the new officers and directors of TradeQwest. (See "Management.") Upon completion of the merger, there were 14,237,602 shares outstanding of TradeQwest common stock, held as follows: 11,200,002 common shares held by the stockholders of TradeQwest I and 3,037,600 common shares held by the existing stockholders of Pangaea.

Since commencement of operations, January 8, 2001 through June 30, 2001, we have delivered over $5,500,000 in apparel products and supply chain management services.

OVERVIEW
--------

TradeQwest is a sourcing, manufacturing, and supply chain services provider that serves the international textile and apparel industry. We fully manage and take complete responsibility for all aspects of the complex processes involved in sourcing, pre-manufacture, manufacture, shipping, domestic warehousing and distribution All of the goods that we contract for through this process are produced in overseas factories owned by others with TradeQwest assuming ownership of those goods until landed in the United States and shipped to customers. We will only place orders with factories that are compliant or are seeking compliance with the principles of WRAP conventions (Worldwide Responsible Apparel Production ) or The Fair Labor Association. All production undertaken by us is pre-sold under purchase orders with our customers. Our customers are apparel manufacturers, retailers, licensees and wholesalers. Our Master Purchase Agreements (purchase orders) are most often backed with Letters of Credit or other guarantees of payment issued by banks or factoring companies on behalf of our customers. Revenue and profits are generated from a spread on manufacturing costs and supply chain management fees. See "Our Revenue Model" for more detail.

We assume quality assurance responsibility through our own in-country production monitors who regularly visit the factories producing our goods and coordinate product testing, customer inspections, and update pipeline status on a daily or, as modified, schedule. Once landed we clear the goods through U.S. Customs, take possession of the goods in our warehouses (if required), invoice the customer and collect payment, but assume no inventory risk. If the customer fails to pay in accordance with the agreed-upon terms, TradeQwest will immediately sell those goods still in its possession, will complete the production runs still in development and sell those goods through on-line and off-line distribution channels and pursue the client for payment of any remaining sums due to TradeQwest. Our business model cross breeds our functional expertise, industry knowledge, and desire to undertake the "behind the curtain" functions of production, with a suite of web based information services that provide real time status of milestone achievement, work-in-progress, product location, inventory levels, and financial accounting reports. All apparel companies must overcome the same logistical and manufacturing challenges and company size does not provide significant economies of scale nor does it give them an order of magnitude benefit. By virtue of our expertise and diverse customer base, we aggregate our sourcing contracts and supply chain management assets, and using our extensive network of manufacturers, suppliers, and service providers we negotiate price, terms, and quality to achieve an order of magnitude advantage which then becomes a competitive advantage for our customers.

PROOF OF TRADEQWEST CONCEPT
---------------------------

As proof of concept, since 1996 John Vorzimer, one of our founders and Chairman, along with a team of fifteen key employees have delivered $265 million in product and supply chain management services without the benefit of a unified marketing and services infrastructure now being developed as a result of this Offering.(See "Management Key Employees) Since commencement of our operations in January 2001, we have fulfilled in excess of $5,500,000 in apparel products and supply chain management services. In addition, we have contracts pending at our discretion in excess of $25 million, subject to further development of infrastructure to be in place following completion of the minimum offering. Further exploitation of this market opportunity is dependent upon establishment of additional operational infrastructure. We project that by year-ending 2003, we may realize revenue in excess of $230 million that year. Our current customers include the largest companies in their respective product categories. Four of the ten largest apparel companies in the world are current customers of TradeQwest.

We intend to build our customer base through existing high level relationships within the industry, by a small direct sales force of experienced industry insiders, and by leveraging the business networks of independent marketing representatives. We believe that our sales efforts will also be augmented by our relationships with financing companies such as banks and factoring organizations that see TradeQwest as a means of assisting their customers to attain better control over their back office operations, add to their margins and improve the quality of information which they receive.

The founding stockholders and operating principals of TradeQwest, together with key employees, have proven experience in providing sourcing and logistical services for the international textile and apparel industry and additionally, significant expertise in corporate business development and integration of fully functional web based applications as a business tool.. (see "Management").

Opportunity
-----------

The global manufacturing and logistical services marketplace for the apparel and textile industry is particularly extremely fragmented, geographically diverse and inefficient. The competitive environment for this global industry has intensified dramatically in recent years and many companies now struggle with diseconomies of scale, inadequate access to overseas resources, and inefficient infrastructures. As markets have become more dynamic, apparel companies have recognized the need to coordinate more closely with their customers, and supply chain participants. Many businesses looking for efficiencies seek out a high tech or Internet based solution before realizing the systems integration challenges which this may present. The impact of Internet based information services on this global industry is difficult to predict, however, many software providers have entered the arena with an array of products following the marketing models for dot.com solutions found in other industries. However, the cultural characteristics of this industry mitigate against software solutions in favor of more enlightened sourcing and supply chain management techniques from which real and immediate savings can be recognized. Our solution is comprehensive, and precise in delivering what is promised. In our view, apparel companies needs simplicity and a return to clarity of purpose - not new software that serves its own purposes. Profits are made or lost at the manufacturing and supply chain management levels of this industry and the "hands on" solution of TradeQwest directly addresses this need. We allow our customers to return to their core competencies and assist them in maximizing return on assets.

The Opportunity for TradeQwest is massive. According to the U.S. Department of Commerce, the wholesale value of textile and apparel goods delivered to the United States in 1999 was $127 billion. On a retail basis this computes to approximately $292 billion of value. Kurt Salmon Associates, a consulting and information research firm serving the apparel industry, states that $34 billion, or 11% of this cost, can be saved by the industry just from on-line usage of currently available supply chain solutions. Additional savings would result from full scale integration of these information resources into the legacy (internal) systems of apparel companies. Furthermore, most apparel companies are seasonal, electing to provide clothing lines for one or two seasons, yet the in-house infrastructure of people and physical plant addressing those manufacturing and selling seasons is fixed overhead draining resources throughout the year. Our analysis of this industry wide infrastructure concludes that if just 25% of this overhead is eliminated in favor of the TradeQwest solution, this would result in a net savings of $20 billion in direct costs alone.

Industry Challenges (The Problem)
---------------------------------
The apparel industry has several inherent characteristics that constantly challenge the profitability of its participants regardless of their size.

o Industry participants are primarily creative, market driven people less inclined to professionally master the mundane aspects of production, supply chain management, financial controls, etc. needed to produce and control the products they design.

o The industry is extremely competitive and wholesale profit margins average less than 20%. A miscalculation in sourcing and SCM partners can eliminate profits all together.

o Apparel companies capable of producing a trend with significant profit potential see their ability to exploit those opportunities constrained by inadequate capital and management infrastructure, and their focus diluted by supply chain management challenges.

o The industry as a whole is resistant to change and has not enthusiastically embraced technology because of its direct cost of acquisition and indirect cost of integration. Additionally, decision making and industry culture tends to focus on short-term gains rather than investing in long-term benefits. (This mitigates in favor of the TradeQwest model.).

o Fixed overhead lives at a constant rate draining the daily resources of companies with seasonal market share.

o Profits are made or lost based upon an ability to creatively source finished goods and efficiently manage the supply chain.

o The supply chain for the apparel industry is ranked second behind aerospace for its complexity according to Fortune Magazine. Controlling such complexity requires specialization in each function rather than multi-tasking by generalists.


The Tradeqwest Solution
-----------------------
The value proposition for our customers is varied depending upon their size, availability of capital, and existing in-house infrastructure.

o    NO INFRASTRUCTURE CONSTRAINTS

          TradeQwest becomes the infrastructure that powers base-line and incremental market opportunities. Customer growth is no longer limited by internal resources or costly financing arrangements.

o    SPECIALIZATION

          Our production and supply chain management specialists apply their competencies for the benefit of our customers. Dilution of talent is eliminated

o    ELIMINATE OR REDUCE FIXED OVERHEAD

          Fixed overhead is eliminated or greatly reduced. Apparel companies can shrink overhead to base line levels.

o    RE-EMPHASIS ON CORE COMPETENCIES

          Creative people can return to their roots as design and market oriented entrepreneurs. Turnover is reduced.

o    TECHNOLOGY IS DELIVERED NOT DEVELOPED

          The customer experiences technology gains without the pain or cost of development and integration. The information they require, which is now web-based, is a by-product of their relationship with TradeQwest. Secure access to TradeQwest.com means that our customers can view status reports on every contract program underway including inventory and financial analysis, and the information can be organized the way the customer or its surrogate wants to see it.

o    REAL TIME STATUS - MANAGEMENT INFORMATION

          TradeQwest.com links our customers and their trading circle with easy to understand real-time information resources covering the full range of information needs.

o    SUPPLY CHAIN SIMPLICITY

          A complex process is reduced to on-line information that is up to the minute, ubiquitous, accurate and customizable. TradeQwest can represent to its customers, "The Apparel Industry made Simpler".

o    THIRD PARTY ASSURANCE

          Financial intermediaries, including factors and banks, can rely upon TradeQwest to provide them with accurate, independent, and up to the minute status of inventory levels, accounts receivables, and sales. This enables those third parties to respond quicker to the needs of our customers.


Customer Benefits
-----------------

Our most compelling customer value proposition is that TradeQwest will manage all sourcing and supply chain requirements and let the customer focus on its core competencies: design, marketing, merchandising, and sales.
These benefits breakdown as follows:

o    FOCUS ON CORE COMPETENCIES     Product Design, Product Branding, Marketing,
Merchandising and Sales receive re-energized focus.

o    ATTRACT AND RETAIN KEY EMPLOYEES     Fresh and truly talented people will
not have their talent diluted by extraneous responsibilities.

o    BENEFITS ARE PERMANENT     Reduced cost of goods sold and operating
efficiency become the norm, not the exception.

o    REDUCE OR ELIMINATE PHYSICAL PLANT     TradeQwest warehouses all goods
requiring inventoried status. Customer warehousing that is underutilized or inadequate can be eliminated from its balance sheet. Long term liabilities are reduced as well.

o    CONTROL OVER TOTAL COST    Landed cost-per-unit, plus SCM fees and charges,
are known well in advance and fixed. This produces "cold comfort" to our customers and their credit providers.

o    INCREASED COMPETITIVENESS     TradeQwest produces an order of magnitude
advantage. Profit margins increase as efficiencies grow and overhead is reduced.

o    PREDICTABILITY     Many classic uncertainties can be eliminated, i.e.,
manpower availability, quality concerns, sourcing choices, availability of capital, timeliness of information among others.

o    INCREASE PROFIT MARGINS     On a steady state basis TradeQwest can save
customers 2% to 8% per contract over current direct cost. Savings from reduction of internal costs are additive. Further savings depend upon current costs of operations.

o    EXPANDED GROWTH OPPORTUNITIES     No longer limited by internal resources,
apparel companies can take full advantage of market momentum.

o    SPEED TO MARKET     On line access to qualified overseas factories,
suppliers and service providers enables TradeQwest to respond rapidly to requests for quotes, changes in design and fabric specifications and other service needs. Our customers are able to rapidly respond to a retail trend while it is still hot.


Competition and Competitive Advantage
-------------------------------------

TradeQwest is a sourcing, manufacturing, supply chain management and fulfillment services company, while TradeQwest.com is our on-line information and report delivery portal for our customers and supply chain partners. Since our fundamental value proposition is the handling of "behind the curtain" services that simplify our customer's business we do not stress information management beyond its extrinsic value to inform on a real-time basis. In delivering our services we will develop relationships with some of the companies listed below that specifically address functions along the supply chain and we will link those services in a seamless on-line application.

Existing competition such as it is, pertains mostly to information management and extended purchase agent functions. TradeQwest continually monitors any solution that competes for "mind-share" in the industry. Some software products offer clarity of information where today there is chaos, and other competitive services offer some product fulfillment only at the highest levels of company size and trading volumes. To our knowledge, no company other than TradeQwest currently offers turn-key sourcing and fulfillment from design to retail delivery.

Competitive solutions fall into three categories:

1.   Supply Chain Management software that requires customer implementation.

2. Purchasing Agent functions that also deliver some information gains but do little to mitigate customer overhead.

3.   Inventory management and control systems with some logistics management.

Chart 1 on the following page provides an overview of companies that we believe is competitive to TradeQwest's business. We believe that these companies offer the best component solutions available today. A brief description of each company, their offering and primary claims are also presented. There are other companies that compete directly with those mentioned herein but in our view the companies listed are leaders in their fields.

Li & Fung.  www.lifung.com
---------
Claim: "Premiere global consumer products export trading company, managing the supply chain for high volume time sensitive consumer goods." Last year's revenue, $5.6 Billion. Li & Fung is Hong Kong-based and has direct relationships with hundreds of Chinese factories. They link their services with several IT based software platforms and interface directly with the legacy systems of very large companies.

Luen Thai.  www.luenthai.com
---------
Claim: "We make clothing for the world's leading apparel brands and overcome inefficient distribution systems and channels through application of technology
 ." Luen Thai is Hong Kong-based with 12,000 employees in multiple factories that they own throughout Asia and Micronesia. They deal direct with clothing companies offering price, timely completion and ISO certified worker care for their factory employees.

The Thread.  www.thethread.com
----------
Claim: "Define and track all stages of product development and retail order fulfillment. Work in Process Tracking and Import/Export Documentation made easy." The Thread is a software based supply chain management solution that requires full customer integration of the various ASP modules available. Customers can create their own networks of suppliers, purchase agents and others using The Thread's networked directory. Their software is state of the art and designed specifically for the industry using terms-of-art and other processes familiar to the industry.

Fasturn.  www.fasturn.com
-------
Claim: " Leading direct procurement solutions provider for manufacturers and retailers of made-to-order goods." Fasturn's technology is designed to maximize on-time product availability. Fasturn is a software solution requiring customer integration.

Essentus.   wwwessentus.com
--------
Claim: " Essentus', FashionChain offers a suite of web-based products that manages workflow and reduces transaction costs. Capitalize on technology; catch the trends; build value and success." Essentus builds software that the customer integrates into various aspects of their supply chain.

SKU Logix.  www.skulogix.com
---------
Claim: "Skulogix provides best-in-class fulfillment services for premium brands, product suppliers and retailers. By leveraging an advanced material handling system and a powerful Internet-based order management system, Skulogix offers a state-of-the art system to fulfill orders rapidly, efficiently,and accurately." These systems are sold as stand alone software for utilization by the clothing company that presently manage their own warehouses. Alternatively, skulogix will manage and staff those facilities for the customer as an outsourcing specialist.

Click Tex.   www.clicktex.com.
---------
Claim: "Clicktex is an Application Service Provider (ASP) helping textile buyers and sellers plan, track and trade using Internet related software." This is an e-commerce marketplace platform that is specifically focused on finding, buying and selling unfinished textile goods.

Case Stack.  www.casestack.com
----------
Claim: "Case Stack has created the most complete, fully integrated and technologically advanced global logistics process that is enabled by our software." Case Stack is a competitor of SKU Logix and is focused on the handling and control of packaged goods within the warehouse environment. They seek to create efficiencies in packaging, and handling using XML based integration of documentation, on-line tracking, shipment booking and other services associated with landed goods.

Maersk Logistics.   www.maersk-logistics.com
----------------
Claim: "By thoroughly planning and executing suitable cost reducing logistics solutions, we strive to secure our clients an important competitive edge. Pinpointing the whereabouts and status of important cargo en route is our strong point. Unparalleled world-wide services with local representatives ensuring that your cargo receives the attention required.." Maersk is concerned with warehousing, air or ocean freight coordination, consolidation, documentation barcoding and EDI integration. Maersk is known to be the best in the field of freight coordination and supply chain logistics post production, and pre-distribution.

[Reproduction of chart. Legend added]

                 Chart 1: SOURCING AND SUPPLY CHAIN MANAGEMENT SERVICES
                               COMPETITION MATRIX

                                                TRADE-                    (see Company Legend below)
          MAJOR FUNCTIONS AND SERVICES          QWEST     L&F     LT      SL    E    CT      F     TT*    CS      W     ML
----------------------------------------------------------------------------------------------------------------------------
Warehousing & Distribution Services               X                        x                               x      x
----------------------------------------------------------------------------------------------------------------------------
Wholesale Fullfillment                            X                                                 x      x      x
----------------------------------------------------------------------------------------------------------------------------
Inventory Management                              X                        x                               x      x
----------------------------------------------------------------------------------------------------------------------------
Transportation Management                         X        x                          x                    x      x      x
----------------------------------------------------------------------------------------------------------------------------
On-Line Shipment Tracking                         X        x                          x                    x      x      x
----------------------------------------------------------------------------------------------------------------------------
Order Entry Integration                           X                x       x          x             x      x      x      x
----------------------------------------------------------------------------------------------------------------------------
Software That Integrates with Legacy Systems      X        x       x                  x      x      x      x      x      x
----------------------------------------------------------------------------------------------------------------------------
Logistics Management Software                                                                                     x
----------------------------------------------------------------------------------------------------------------------------
Customs Clearance Management                      X        x                          x
----------------------------------------------------------------------------------------------------------------------------
Sourcing Enabler                                  X                                   x
----------------------------------------------------------------------------------------------------------------------------
Technology Based Sourcing to Factories                                                x      x
----------------------------------------------------------------------------------------------------------------------------
Technology Based Sourcing to Suppliers                                                x      x
----------------------------------------------------------------------------------------------------------------------------
Software Solutions for Procurement Management                      x                         x      x
----------------------------------------------------------------------------------------------------------------------------
Events and Production Tracking Software           X                              x           x      x
----------------------------------------------------------------------------------------------------------------------------
Software Solutions for Manufacturing Management   X        x                     x                  x
----------------------------------------------------------------------------------------------------------------------------
Hands On Product Management & Control             X        x       x
----------------------------------------------------------------------------------------------------------------------------
Purchase Agent Function                                    x
----------------------------------------------------------------------------------------------------------------------------
Supply Chain Management Software                  X                              x                  x
----------------------------------------------------------------------------------------------------------------------------

[table continued on following page]

   * TradeQwest is partnering with The Thread to license their software for our use and that of our customers.

                 Company Legend
                 --------------
L&F    Li & Fung                 F      Fasturn
LT     Luen Thai                 TT     The Thread
SL     SKU Logix                 CS     Case Stack
E      Essentus                  W      Waitex
CT     Click Tex                 ML     Maersk Logistics

                 Chart 1: SOURCING AND SUPPLY CHAIN MANAGEMENT SERVICES
                               COMPETITION MATRIX (continued)

                                                TRADE-                    (see Company Legend below)
          MAJOR FUNCTIONS AND SERVICES          QWEST     L&F     LT      SL    E    CT      F     TT*    CS      W     ML
----------------------------------------------------------------------------------------------------------------------------
Import Export Documentation                       X        x                                        x
----------------------------------------------------------------------------------------------------------------------------
B2B E-Commerce Enabler                                                           x    x             x
----------------------------------------------------------------------------------------------------------------------------
Quality Assurance Monitoring & Testing            X                x
----------------------------------------------------------------------------------------------------------------------------
Clothing Manufacture (Direct)                     X                x
----------------------------------------------------------------------------------------------------------------------------
Logistics Outsourcing                             X                x
----------------------------------------------------------------------------------------------------------------------------

   * TradeQwest is partnering with The Thread to license their software for our use and that of our customers.

                 Company Legend
                 --------------
L&F    Li & Fung                 F      Fasturn
LT     Luen Thai                 TT     The Thread
SL     SKU Logix                 CS     Case Stack
E      Essentus                  W      Waitex
CT     Click Tex                 ML     Maersk Logistics


OUR REVENUE MODEL
-----------------

 TradeQwest generates revenue from two primary sources:

o REVENUE FROM THE " MANUFACTURING SPREAD". The "spread" represents the difference between the contract price and the cost of goods. On a pro forma basis, cost of goods sold (COGS) averages 88% per contract, yielding a gross profit of 12%. COGS covers the direct cost of manufacture, and from the spread of 12%, we covers our cost of operations, including a portion of general and administrative expenses attributable to this function as well as an operating profit.

     More than half of our revenue is derived from this source.

o SUPPLY CHAIN MANAGEMENT (SCM) FEES. TradeQwest will receive Supply Chain Management (SCM) fees for all post sourcing services provided. Those services are fully presented below. The pricing model for SCM fees is designed to produce an operating profit of no less than 20% of the aggregate total billed to each customer. The cost of services is easily understood by our customers who receive a cafeteria style list of services with a cost breakdown per service. The fees charged may be based upon quantity of goods, overall product value, or the type of service itself.

REVENUE RECOGNITION We recognize revenue on an accrual basis, as billed to the customer according to the contract schedule and Purchase Order Terms. As TradeQwest more fully develops its business model we believe that further value added services will be developed. All appropriate streams of revenue will be fully exploited.

STEADY STATE MARGINS Under normal growth and corporate expansion conditions we project operating profits of close to 20%, yielding pre-tax profits in a range of 8% - 10%.

OUR STRATEGY
------------

Our business development strategy has three goals: Drive top line revenue to TradeQwest; Enhance stockholder value by proving our revenue generating capabilities to the investment community; Position TradeQwest as The Imperative Resource needed to recapture profits. This will be accomplished as follows:

o POSITION TRADEQWEST AS A "REAL NEW ECONOMY COMPANY." Our most compelling message is that we enable our customers to focus on core competencies while increasing their bottom line.

o LEVERAGE THE NAME RECOGNITION OF OUR EXISTING CUSTOMERS. We are currently doing business with four of the largest multi-national companies in the apparel industry. We intend to increase our share of their production and leverage these relationships with others.

o TARGET HIGHLY VISIBLE APPAREL COMPANIES FOR ADDED VALIDATION. We will actively pursue companies known as the best in their market segments. Companies such as, The Limited, Jones Apparel Group, The Gap, Federated Department Stores.

o TARGET SMALL TO MEDIUM SIZED APPAREL COMPANIES. This segment has the greatest need for our services. Public relations stories and company endorsements will be used to full advantage.

o CAPITALIZE ON OUR INDUSTRY KNOWLEDGE AND CONTACTS. With adequate financial resources our management can capitalize on the existing opportunities, expand current relationships, and commence new ones.

o LEVERAGE THE NETWORKS OF INDEPENDENT MARKETING REPRESENTATIVES. We will only engage those persons with provable long standing professional relationships with CEO's, CFO's, and Production Managers particularly at the high end of the industry.

o FULLY DEVELOP TRADEQWEST INFRASTRUCTURE TO SUPPORT THE MARKET OPPORTUNITY. We will hire and train specialists in each area of the apparel industry supply chain to augment our present staff. Our staffing needs will be developed domestically and overseas in response to business booked.

o FULLY DEVELOP TRADEQWEST.COM. TradeQwest.com is an application service provider (ASP) portal for our customers and their trading circles. This model enables our customers to receive the benefits of on-line technology without experiencing the pain of developing or integrating it themselves. We will use existing web resources where applicable, including best of breed software, and license existing logistics portals, and industry specific software applications.

o PROMOTE INDUSTRY AND FINANCIAL NEWS COVERAGE OF TRADEQWEST. Our story is interesting at many levels but specifically because we address a serious need for a truly global industry; we have real revenues with predictable profits; and we use technology as a business tool and not as a business purpose.

o MAKE TRADEQWEST THE STANDARD OF EXCELLENCE FOR THE INDUSTRY. We become an imperative resource for all companies seeking profits and expanded market share.


OUR SERVICES
------------

Our services fall under two primary categories and are defined as follows:

o SOURCING AND MANUFACTURING: The functions involved in identifying and contracting with suppliers, factories, and other points of manufacture primarily in off-shore labor markets. TradeQwest provides a fixed "turn-key" price per piece to our customers with negotiated delivery and payment terms.

o SUPPLY CHAIN MANAGEMENT: The process of management needed to move finished goods from the point of manufacture to the sales floors of domestic retailers and wholesalers. TradeQwest presents the customer with a "cafeteria" list of complete services and an incremental price schedule that in the aggregate is extremely competitive or in most cases, less than a customer's current cost of operations.

Under these high level definitions our services are further broken down into four primary functional areas: Global Sourcing and Manufacturing; Transportation and Logistics; Domestic Warehousing and Distribution; Information Management. Under full utilization there is overlap among these services that is accommodated and made transparent to all parties by TradeQwest.com. Our customer can inform itself of the status of each programmed step and view the overlapping milestones. We make the process "transparent" by offering fully detailed pipeline representations that may be viewed by each internal and external party who are either touched by the goods or the information.

A further delineation of the services provided under these four functional areas are listed with a sampling of service sub-categories.

Global Sourcing and Manufacturing

     o    Supplier Qualification
     o    Factory Qualification
     o    Sample Production
     o    Production Planning
     o    Ordering
     o    Design Collaboration
     o    Scheduling
     o    Letter of Credit/Payment Assurances
     o    Quality Assurance
     o    Product Testing
     o    Quota Attainment

Transportation and Logistics

     o    Export Logistics
          -    Pre-packaging(Off-shore labeling)
          -    Trans-shipment
          -    Container leasing
          -    Shipping Consolidation
          -    Shipping
          -    Insurance
          -    Export Documentation

o        Inbound Logistics
          -    Customs Clearance
          -    Documentation and management Control
          -    Pre-arrival and Overtime Clearances
          -    Electronic Duty Payment
          -    Electronic Entry Preparation, Filing and Release
          -    Cargo Coordination
          -    Landed Cost Computation
          -    U.S. Customs Bonds and Cargo Insurance
          -    Duty Drawback
          -    Customs Administration

Domestic Warehousing and Distribution

     o    Inventory Entry/Incoming
     o    Ticket Printing
     o    Picking and Packing
     o    Consolidation/Deconsolidation
     o    Hanger tags/Labeling
     o    Inventory/Accts. Receivable Analysis
     o    Shipping/Invoicing
     o    Order management

Information Management

     o    TradeQwest.com
     o    Work In Process Status
     o    Inventory Control
     o    Invoicing
     o    Accounts Receivable/Payable Management
     o    Unaudited Financial Statements
     o    Order Entry and Tracking
     o    Secure Private Network
     o    Reports Generator
     o    Industry News and Statistics

Certified Factory and World -Wide Compliance
--------------------------------------------

Consumers have shown a willingness to favor goods manufactured by companies which protect workers rights, and an equal fervor to avoid goods produced by factories or in countries that avoid protective standards. Apparel companies are sensitive to any criticism that they employ factories that do not pay a living wage and exploit workers.

In recent years a world-wide movement has gained momentum to bring apparel producers, including contractors and suppliers, into compliance with acceptable labor practices and other standards of work-place behavior for the protection of workers. One way to assure compliance is for branded apparel companies to endorse these standards and require their factories to comply as a precondition to contract. Several agencies headquartered both in the United States and Europe have been established to certify and monitor production facilities throughout the world and many apparel companies have become endorsers to the principles and goals of this movement. One such agency is the Fair Labor Association (FLA) headquartered in Washington, D.C. The FLA directly performs inspections and also accredits independent monitors to inspect factories that manufacture products for its participating companies and determine whether these companies are in compliance with the Association's standards. We have established a working relationship with the FLA who wishes to work with TradeQwest to certify our Production Monitors to perform compliance inspections on behalf of our clients. This will provide our customers with a significant value-added service. This association will enable TradeQwest to relieve this responsibility from our customers. Companies that have joined with the FLA include: Nike, Patagonia, Liz Claiborne, Eddie Bauer, Levi Strauss, Reebok International, Addidas Solomon Footwear and Gear for Sports

Methods of Management
---------------------

     1. We employ production monitors at every step in the supply chain process.

     2. Our monitors provide continual world-wide status of the milestone events of every purchase order, current production status, shipping status, customs clearance status and domestic inventory by contract and SKU. Using laptop computers on location, our Monitors access the user interfaces (input screens) of TradeQwest.com, and directly update order status direct to our web servers. This data is instantly re-rendered as requested by TradeQwest production coordinators and our customers.

     3. We maintain an expanding list of certified factories and raw material suppliers who satisfy or exceed international conventions for wages and working conditions, as well as quality assurance standards delivering the highest production quality at a competitive cost.

     4. TradeQwest does not, and will not own factories or suppliers, seeking instead to maximize competition and reduce risk.

Technology
----------

Along with our technology partners, we are developing a web-based application with a suite of services and ease-of-use functionality firmly rooted in industry experience. TradeQwest utilizes web based technologies as tools rather than as business goals in themselves. We are developing an interactive web site which is a user friendly platform from which customers receive order status, financial summaries, inventory and all information needed to track the progress and status of every purchase order or product program. To insure the accuracy of status changes, data input to the systems employed is human-based rather than calendar generated.

Secure user interfaces allow for the easy input of data, photos and other graphics. Work in Process, Supply Chain Management Status, Accounting and Inventory data is under the control of TradeQwest personnel. Our customers and those to whom they give permission, have access rights to the information but are unable to change status and can only originate inquiries, both online and off line.

TradeQwest.com will be designed using best state-of -the-art Web service, XML software, JAVA, post greSQL, and HTTP, deployed in a best-practices data center, i.e., Exodus Communications Data Center. Hosting services have built in geographic redundancy with automatic periodic back-up. We will make selective use of Encryption 128 bit SSL, and the appropriate controls to achieve a very high level of security for our customers. The platform will permit full integration of most existing legacy systems in use by our customers, to include EDI processes.

Organizational Overview
-----------------------

TradeQwest will be organized into four primary locations and cost centers:

     A.   Headquarters, located in Los Angeles, California

     B.   New York City Sales and Administrative Office (to be established)

     C. Domestic Warehousing and Distribution Centers (7) (6 more to be established)

     D.   International Sourcing Center(s)


A. HEADQUARTERS. Budgeted for 5,000 square feet and will accommodate the executive, sales, marketing, and domestic members of the contracting team.

B. NEW YORK SALES OFFICE to be established in the New York garment center as soon as funds are available.

C. DOMESTIC WAREHOUSING AND DISTRIBUTION CENTERS. To be established in seven regions throughout the United States. The primary center is currently established in Inglewood, Los Angeles County, CA, and consists of 25,000 square feet of warehouse space and 2,000 feet of office space. This facility is inadequate for current needs and larger space is now being researched. As soon as practical determined in part by production in the pipeline we will lease facilities in key distribution points to serve our customers: Seattle, Chicago, New York City, Atlanta, Miami and Houston. We project a minimum requirement of 100,000 square feet per center. In addition to the staff requirements of manager and warehousemen, each domestic center will also have a small staff of data input and inventory control specialists, who provide real time updates for order status, inventory, financial analysis, and shipping of those goods physically located at that location.

D. INTERNATIONAL SOURCING CENTER(S). We have established a sourcing and warehouse center in Shunde, China (25,000 square feet expandable by option to 100,000 square feet), and a business office in Kowloon, Hong Kong . Whenever possible we will endeavor to pre-pack and ship goods direct from this and other facilities to our customer's retailers. This will result in significant cost savings over domestic fulfillment. Accordingly, our overseas facilities may be of significant size on a steady state basis. We will attempt to prudently expand our overseas facilities as our volume grows and complimentary manufacturing capacity becomes available in other overseas labor markets, i.e., South America, Europe and Malaysia. Our international centers will also have a staff of data input and inventory control specialists.

Marketing & Sales Strategies
----------------------------

SALES

TradeQwest's targeted customers are made up of several groups:

o Branded and Non-Branded Apparel Companies: i.e., Jockey International, Union Bay,

o    Retailers: i.e., Nordstrom, Federated Department Stores,

o    Manufacturers: i.e., Regatta, Hugo Boss, Jones Apparel Group, Kellwood

o    Licensees for branded apparel: i.e., Addidas, Nike

o Special Situations: i.e., Entertainment companies, corporations, hotels, governments

Contract sales will be conducted by several means:

     1. HIGH LEVEL RELATIONSHIPS. Existing and newly developed high-level relationships with customer decision makers. TradeQwest management is well known in the industry and has established many significant relationships with industry executives.

     2. COMMISSIONED SALES REPRESENTATIVES. Hired from each customer category. These individuals will be hired from the top ranks and provided with a lucrative compensation and employee stock option plans.

     3. INDEPENDENT SALES REPRESENTATIVES. The apparel industry is heavily reliant upon independent sales representatives to create manufacturing and sale side commercial relationships. Independent sales representatives will receive no advances or salaries and will be compensated on a sliding scale based on the aggregate manufacturing volume invoiced on a monthly basis, per customer.

     4. FASHION MART PRESENCE. A kiosk will be established in each of five largest Fashion Marts in the U.S. Through such local presence the TradeQwest message will be spread from the grass-roots. Small and medium sized clothing companies will be encouraged to consider this kiosk as their office-away-from-the-office.

     5. OVERSEAS REPRESENTATION. TradeQwest will employ sales representatives that are well known agents for foreign trading companies that specialize in sourcing and manufacturing.

MARKETING

Our Single Over-riding Communication Objectives (SOCOS) are different for the apparel industry and the investor community.

Financial SOCOS:
     o    TradeQwest is a Real New Economy Company with Real Revenues
     o TradeQwest has been staffed with people who have many years of specific experience and who have been responsible for $265 million of business over the last five years.
     o Our proof of concept is $265 million in business over the last five years.
     o    We source profits - not overhead.

Industry SOCOS:
     o    Profit from TradeQwest: The Next Fashion Trend.
     o    TradeQwest is the Apparel Industry Made Simpler.
     o    Focus on Core Competencies not Core Problems.
     o    TradeQwest relieves you of all Behind the Curtain responsibilities.
     o    We Deliver the Goods Along With the Technology.
     o    We're Hands-On, So You Can be Hands-Off.
     o Remember All the Fun You Had When You Were Just Designing and Selling? What Happened to It?
     o    Let Us Reacquaint You With Profits.
     o    We're Your Back Office and Your Loading Dock.

Customers
---------

Current customers include some of the largest consumer product companies in their respective categories. At present, three customers account for 65% of our total business. Therefore, the loss of any one of these customers could have a material adverse effect on our revenues.

Employees
---------

Domestically, we currently employ 11 full time persons. China operations account for an additional 6 full time persons. Based upon projected growth, staff is expected to increase as follows:
                                                       Year Ending
                                           ----------------------------------
                     Current 7/1/01        2001             2002         2003
                     --------------        ----             ----         ----
 Domestic                  11               51               75           90
 China                      6               23               45           49
                           --              ----             ----         ----
   Total                   17               74              120          139

None of our employees are represented under collective bargaining agreements. We consider our relations with our employees to be good.

Of the current employees, 4 are managerial, 8 are clerical/administrative and 5 are production personnel.

Patents, Trademarks and Proprietary Protection
----------------------------------------------

We have filed an application for trademark protection for our logo.

Environmental Matters
---------------------

TradeQwest believes it is in material compliance with all relevant federal, state, and local environmental regulations and does not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable future.

Government Regulation
---------------------

We are not currently subject to direct regulation other than federal and state regulation generally applicable to international businesses


                           Reports to Security-Holders
                           ---------------------------

         We will furnish to holders of our securities annual reports containing audited financial statements. We have registered our securities on Form 10-SB with the Securities and Exchange Commission under the provisions of Section 12
(g) of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we are required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.

                       Where You Can Find More Information
                       -----------------------------------

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings, including this registration statement, are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information about the public reference room.

                                    PROPERTY

We currently lease a center of operations in Inglewood, Los Angeles County, California, which consists of approximately 25,000 square feet of warehouse and office space. The lease expires in November, 2004. Our monthly rent is $12,720.00 and will increase to $13,992.00 on April 1, 2002. This facility is inadequate for our needs and will be sub-let as soon as practical. We are seeking larger facilities. (see "Plan of Operations").

As soon as funds are available, we intend to lease an office in the Garment Center in New York City to provide a sales and marketing presence in the U.S. apparel industry's major center.

We intend to rent warehouse space in Shunde, China under a five-year operating lease expiring September 2006. Terms of the lease are still under discussion. There is no guarantee that we will be able to consummate any such lease and if we do consummate any such lease, we are uncertain as to what the terms of the lease will be. We intend to establish a business office in Kowloon, Hong Kong (approximately 3,200 square feet) as funds become available. Kowloon will be the sales center for our operations in the Pacific rim.


                                LEGAL PROCEEDINGS

We are not currently involved in any litigation or pending litigation nor are we aware of any suit or litigation that is threatened against TradeQwest.




                                   MANAGEMENT

DIRECTORS, OFFICERS AND KEY PERSONNEL

     The directors, executive officers and key personnel of Tradeqwest are as follows:

       Name                     Age          Title
       ----                    -----       ---------
John Vorzimer                   36         Chairman and CEO

Donald Hyde                     53         President, Chief Marketing Officer,
                                           Director

Gregory Dean                    36         Executive Vice President, Director

Jack Listanowski (1)(2)         58          Director

James Walters (1)(2)            48         Director

--------------------
(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee

     The principal occupations and business experience of our directors, executive officers and key personnel for at least the last five years are as follows:

John Vorzimer, Chairman and CEO.

John Vorzimer has served as CEO and Chairman of TradeQwest since its inception in January, 2001. Mr. Vorzimer has been in the Consumer Products market for 17 years, with detailed background in international apparel sourcing and production as well as experience in the financial services industry. Prior to involvement in the apparel industry he was a member of The Geometry Group where he specialized in equity trading, investment banking and analysis of venture capital opportunities.

Mr. Vorzimer is responsible for all financial aspects of the business and oversees sourcing and manufacturing operations as well as Customer Relationship Management (CRM). Before forming TradeQwest John created an international consulting company specializing in supply chain planning and integration. His worldwide sourcing network extends across 58 countries and over 300 companies with whom he has developed close personal working relationships. He has extensive experience in developing global trade relationships. Since 1996, John has been responsible for placing over $300 million in consumer apparel products through his network of factories for companies such as Jockey International, Vanity Fair, Sara Lee and many other leaders in the clothing industry.

Mr. Vorzimer has a Bachelor of Arts degree in Economics from California State University, Northridge.


Donald Hyde, President, Chief Marketing Officer and Director

Donald Hyde has served as President and Director of TradeQwest since its inception in January, 2001. Mr. Hyde has been an early leader in creating and developing B2B communities for "old economy" industries since the early evolution of the World Wide Web into Internet delivered business solutions. In December 1996, Mr. Hyde founded Internos Corporation, and was its Chairman, and CEO. Internos became an early leader in developing user-friendly "working" communities for fragmented industries. Over a three-year period Internos developed three communities: Builder SupplyNet, RailNet-USA.com, and ToyNetwork.com, and grew to over 100 employees within that same period. ToyNetwork.com is particularly relevant to TradeQwest because it addresses the needs of the international toy manufacturing industry focusing on all segments from design to foreign manufacture, and includes licensors, entertainment companies, logistics services providers, and retailers.

Mr. Hyde brings to TradeQwest a significant historical perspective as he predicted that the early emphasis on e-commerce only, revenue models, would falter giving way to community driven aggregation models that include a "bricks and clicks" service component.

Mr. Hyde has been a presenter at numerous industry forums including The Forbes Conferences, Northern Virginia Tech Council, American Management Association, and has also been quoted in the Wall Street Journal, Professional Builder,

Discount Store News, Power Magazine and other financial and industry publications. Additionally, Mr.
Hyde has been a guest lecturer in Entrepreneurism at Penn State University.

Mr. Hyde received a BA in Economics from St. Bernard College.


Gregory Dean, Executive Vice President and Director

Gregory Dean has served as Executive Vice President and Director since January, 2001. Mr. Dean has extensive development and consulting experience in the apparel industry as well as commercial and residential real estate venues. Mr. Dean's experience in this industry began in 1985 as sales manager for Mr. Software Inc., a vertical market software developer for the apparel industry. Mr. Dean has traveled extensively throughout the Pacific Rim and has developed personal working relationships with a network of hundreds of companies and individuals within the textile and apparel industry. These relationships will be of great value to the further development and deployment of TradeQwest he has worked closely as a consultant with highly visible companies such as Bizo Sportswear and American Sportline. With over fifteen years of Pacific Rim experience Mr. Dean is very comfortable with business and cultural practices in this diverse area of the world.

His other areas of proficiency include: residential real estate; residential income; land acquisition; contract negotiations for purchasing and leasing; strategic partnering; project management and construction of high end single family and high density residential; knowledge of Southern California real estate developers.

Mr. Dean is currently the president of the Dean Company, a successful consulting and brokerage firm located in Southern California, catering to the high net worth individuals from the Pacific Rim. As principal of the Dean Company, he directed Citibank International, Fayrock investments Ltd. of Nevada, Misawa Homes, Nisso Iwai Trading Company Ltd. and Hiroshima Yaukult real Estate Investments in the United States and elsewhere internationally.

Education
University of Southern California, Los Angeles, CA Business, 1985
University of California, Los Angeles, CA, Economics, 1983


Jack Listanowski, Director

Mr. Listanowski has been a director since July 2001. Mr. Listanowski is the President of Sourcing and Global Business Development for The Thread. Since 1975 Jack has played a vital role in many of the Apparel Industry's top companies. From 1995 to 1999, he was Chief Sourcing and Production Officer, managing all global sourcing for The Limited Inc., a $9.7 billion vertical retailer. Prior to this, he managed corporate global sourcing for Liz Claiborne, starting as Production Manager in 1981, rising through the years to Executive VP of Manufacturing and Operations in 1990. During his 14 years with Liz Claiborne, sales grew from $60 million to $2.2 billion. Mr.
Listanowski is also a member of the Board of Directors for Retrospectiva.

Mr. Listanowski brings with him an unparalleled knowledge of sourcing and production facilities world-wide.

James Walters, Director

Mr. Walters served as president of Pangaea Communications and became a director of TradeQwest following the merger transaction (see "Business - Company History and Background").

Mr. Walters is President of Kellogg & Andelson, Los Angeles' largest local privately owned accounting firm. Mr. Walters began his business career in 1976 as an accountant at Kellogg & Andelson. In 1980 he was elected partner and was promoted to Managing Partner in 1984. In 1995 Mr. Walters was elected Chairman of the Board and is currently responsible for the overall management of the 100-person firm. In addition to managing Kellogg & Andelson, he has assisted the firm's clients with the preparation for their initial public offerings, as well as with their acquisition and consolidation strategies. He has extensive experience in the planning, design, installation and review of financial management information systems. In addition, Mr. Walters has consulted with many middle-sized companies in several different industries. Mr. Walters has founded, owned and managed companies in Commercial Photography, Corporate Events, Auto Repair and Concrete Molding industries.


Officers serve at the discretion of the board of directors. There are no family relationships among any of our officers or directors. Officers are required to devote full-time to the business of Tradeqwest.

Advisory Board
--------------

We have created an advisory board of experienced entrepreneurs and corporate managers with varying backgrounds in industry, finance, and technology. These advisors will assist management by providing advice and tendering important relationships that will assist us in creating strategic opportunities as well as analyzing revenue and investment opportunities . We anticipate creating no more than five advisory board positions.

Jeff Rochlis, Advisor

Mr. Rochlis has a 30-year career spanning the corporate, entrepreneurial, investment and consultant worlds. Corporately, he served as the Executive Vice President of Walt Disney Imagineering (overseeing a multi- billion dollar budget to create, design and construct all new Disney theme parks and attractions around the world), Executive Vice President of The Walt Disney Studios (overseeing finance, administration, operations and new business development for all Disney, Touchstone and Buena Vista motion picture, television and home video companies worldwide), President of Sega Enterprises (one of the world's leading video game companies), and founding President of Mattel Electronics (introducing the world's first hand-held electronic games, fully-animated video game system, Intellivision, and CATV video game channel).

As an entrepreneur, Mr. Rochlis co-founded three companies, all of which went public. These included: SGI (an innovative casino gaming machine company that was recently acquired by industry leader, IGT), EMAC (an entertainment industry investment fund) and IXO (the world's first Internet-based, telecomputing systems company). As a venture capitalist, he was one of the original partners in launching Shelter Ventures, a multi-hundred million-dollar technology accelerator and venture capital firm. As a management consultant, he engaged in new business development on behalf of Universal Studios, HBO, King World, Hanna-Barbera, Elvis Presley Enterprises, The American Film Institute, Hasbro, Grand Casinos, Kenneth Leventhal Ernst & Young, The University of California and many others. He has also served on the Boards of Directors of Paramount Pictures, Overseas Filmgroup, the Electronics Industry Association's Consumer Electronics Group and many other entities.

Mr. Rochlis earned a BA in Theatre Arts from Bard College.

Significant Employees
---------------------

Each of these significant employees, except as noted, has been a part of John Vorzimer's team of specialists for the last six years that has contributed to his achievement of $265 million in sales.

Laura Ramos, Vice President - Customer Service

She has over 25 years' experience in systems and customer service management. She will head up our very important customer service department ensuring quality service and data accuracy. She spent 20 years at Deena Incorporated where she headed all systems and customer service departments. Her department will be responsible for all order entry and EDI functions required by Tradeqwest's customers.

Catherine Ting, Vice President - Production Planning

She brings over 20 years' experience in the production arena. She is fluent in multiple Asian languages. Her relationships in the Far East will provide tremendous value to Tradeqwest's global sourcing arm. She served Kellwood Corporation for several years as the Import Production Coordinator.

Jocelyn Woo, Logistics Manager

Jocelyn Woo spent 12 years at Carmichael Customs Brokers. Carmichael is one of the most respected and long standing customs companies in the United States. She will head up our logistics department, ensuring accurate shipping information and seamless customs clearance services.

Daniel Briganti - Warehouse Operations Manager

He brings extensive knowledge in the area of Warehouse management. He has been in the industry for seven years where he served as distribution manager at a New York based Apparel Company. He has an exceptional understanding of the logistics requirement's of retailer's throughout the United States and Canada.

Benjamin Ko

Benjamin Ko, who joined the team two years ago, has spent the last 17 years in the finance departments of several consumer products companies. He will play a key roll in ensuring that Tradeqwest's customers are accurately informed of their daily financial position. This includes, daily inventory reconciliations, profit and loss analysis, loan balances, accounts receivable balances and accounts payable balances.


Board of Directors
------------------

Our Board of Directors is divided into two classes, designated as Class I and Class II. Members of each class hold office for staggered two-year terms. At each annual meeting of our stockholders commencing in 2002, the successors to the directors whose terms expire at that meeting will be elected to serve until the second annual meeting after their election or until their successors have been elected and qualified. Messrs. Vorzimer, Hyde and Dean are Class I directors whose terms expire at the 2002 annual meeting of the stockholders. Messrs. Listanowski and Walters are Class II directors whose terms expire at the 2003 annual meeting of the stockholders. With respect to each class, a director's term will be subject to the election and qualification of their successors, or their earlier death, resignation or removal. This classification of our Board of Directors, when taken in conjunction with other provisions of our amended and restated certificate of incorporation, may delay or prevent a change in control of our Company.

The bylaws permit the board of directors to fill any vacancy. A director appointed to fill a vacancy may serve until the next annual meeting of stockholders or until his or her successor has been elected. Officers serve at the discretion of the board of directors. There are no family relationships among any of our officers or directors. Our officers devote full-time to the business of TradeQwest.

Board Committees
----------------

The board of directors has a compensation committee and an audit committee.

Compensation Committee. The board of directors has created a compensation committee of the board to review and make recommendations to the board regarding the compensation and benefits provided to executive officers and directors, including stock option compensation. In addition, the compensation committee reviews policies regarding compensation arrangements and benefits for all of our employees. As part of its duties, the compensation committee administers the 2001 Stock Option Plan. The compensation committee currently consists of Messrs. Listanowski and Walters .

Audit Committee. The board of directors recently created an audit committee. The audit committee reviews and makes recommendations to the board of directors concerning various auditing and accounting matters, including the results and scope of audit and other services provided by our independent accountants. In addition, it evaluates audit and control functions. The audit committee currently consists of Messrs. Listanowski and Walters.

Director Compensation
---------------------

Directors currently do not receive any cash compensation from TradeQwest for serving as a director, although directors are reimbursed for reasonable expenses, if any, of attendance at each regular or special meeting of the board. Non-employee directors are eligible to receive options to purchase common stock under our 2001 Stock Option Plan. To date no options have been granted.

Advisory Board Compensation
---------------------------

On August 15, 2001 Mr. Rochlis was awarded a warrant to purchase 100,000 shares of our common stock. The purchase price per share for which the Warrant Shares may be purchased is the lesser of $2.10 per share, or 52.75% of the price quoted for the Company's stock on the date of exercise, or if the Common Stock is not listed on any nationally recognized exchange, the last bid price for the Common Stock on the date of exercise. The warrant expires on August 15, 2006. The warrant is issued in the name of Rockann Enterprises, Inc.


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

The compensation committee of the board of directors consists of Messrs. Listanowski and Walters. Prior to July 2001, all compensation decisions were made by the full board of directors. During the past six months Mr. Hyde, who is an executive officer, participated in deliberations regarding executive compensation. None of our officers, directors or compensation committee members presently serve, or in the past has served, on the compensation committee of any other company whose directors or executive officers serve on our compensation committee.

Employment Agreements
---------------------

         John Vorzimer. We are a party to an Employment Agreement with John Vorzimer, effective January 2001.The agreement is in effect through January 1, 2003, although we may extend the agreement for successive one-year terms. Pursuant to the agreement, Mr. Vorzimer receives a base salary of $144,000 per year and he is eligible to receive an annual bonus payable within 45 days after the end of each calendar year under the Company's bonus plan in accordance with objective, measurable bonus criteria established on an annual basis by the board and Mr. Vorzimer Mr. Vorzimer is entitled to participate in insurance, pension and other benefit plans we establish for our employees. If Mr. Vorzimer is terminated without cause or resigns for good reason, Mr. Vorzimer will be entitled to his full salary to date of termination, plus his annual bonus prorated to date of termination, plus an amount equal to 50% of his annual salary. If Mr. Vorzimer is terminated upon a "change in control," which is deemed to have occurred when a person or affiliated group of people obtain 50% or more of our voting securities or when a majority of our board of directors are not elected as part of the management nominated slate, Mr. Vorzimer will be entitled to his full salary through the date of termination plus his annual bonus prorated through the date of termination computed as if he had reached the midpoint of the targeted incentive compensation range then in effect, as severance pay a lump sum payment in an amount equal to Mr. Vorzimer's salary in effect as of the date of termination .and benefits for one year from the date of termination.

         Donald Hyde. We are a party to an Employment Agreement with Donald Hyde, effective January 2001.The agreement is in effect through January 1, 2003, although we may extend the agreement for successive one-year terms. Pursuant to the agreement, Mr. Hyde receives a base salary of $144,000 per year and he is eligible to receive an annual bonus payable within 45 days after the end of each calendar year under the Company's bonus plan in accordance with objective, measurable bonus criteria established on an annual basis by the board and Mr. Hyde. Mr. Hyde is entitled to participate in insurance, pension and other benefit plans we establish for our employees. If Mr. Hyde is terminated without cause or resigns for good reason, Mr. Hyde will be entitled to his full salary to date of termination, plus his annual bonus prorated to date of termination, plus an amount equal to 50% of his annual salary. If Mr. Hyde is terminated upon a "change in control," which is deemed to have occurred when a person or affiliated group of people obtain 50% or more of our voting securities or when a majority of our board of directors are not elected as part of the management nominated slate, Mr. Hyde will be entitled to his full salary through the date of termination plus his annual bonus prorated through the date of termination computed as if he had reached the midpoint of the targeted incentive compensation range then in effect, as severance pay a lump sum payment in an amount equal to Mr. Hyde's salary in effect as of the date of termination .and benefits for one year from the date of termination.

         Gregory Dean. We are a party to an Employment Agreement with Gregory Dean, effective January 2001.The agreement is in effect through January 1, 2003, although we may extend the agreement for successive one-year terms. Pursuant to the agreement, Mr. Dean receives a base salary of $144,000 per year and he is eligible to receive an annual bonus payable within 45 days after the end of each calendar year under the Company's bonus plan in accordance with objective, measurable bonus criteria established on an annual basis by the board and Mr. Dean. Mr. Dean is entitled to participate in insurance, pension and other benefit plans we establish for our employees. If Mr. Dean is terminated without cause or resigns for good reason, Mr. Dean will be entitled to his full salary to date of termination, plus his annual bonus prorated to date of termination, plus an amount equal to 50% of his annual salary. If Mr. Vorzimer is terminated upon a "change in control," which is deemed to have occurred when a person or affiliated group of people obtain 50% or more of our voting securities or when a majority of our board of directors are not elected as part of the management nominated slate, Mr. Dean will be entitled to his full salary through the date of termination plus his annual bonus prorated through the date of termination computed as if he had reached the midpoint of the targeted incentive compensation range then in effect, as severance pay a lump sum payment in an amount equal to Mr. Dean's salary in effect as of the date of termination .and benefits for one year from the date of termination.

                             EXECUTIVE COMPENSATION

The following table sets forth information for the fiscal year end December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                Annual Compensation                                   Long Term Compensation
                      ----------------------------------------------------------------------------------------------------
                                                             Other        Restricted
                                                             Annual         Stock        Options      LTIP        All Other
Position               Year     Salary ($)    Bonuses($)  Compensation($)  Awards($)     SARs(#)    Payouts ($)   Compensation
---------              ----     ----------    ----------  --------------  -----------    -------    -----------   ------------
James Walters,         2000         0            0            0               0            0           0             0
President,
Pangaea Communications


Current executive officers did not assume their positions until fiscal year 2001. Our executive officers have waived their salaries to date but they are entitled to reimbursement for expenses incurred on our behalf .

Executive officers will participate in company benefit plans including health insurance and life insurance, future 401k plan.

We expect to begin paying executive compensation following the closing of the minimum offering, as follows:

                                   Salary Per Year
                                   ---------------
John Vorzimer                        $144,000
Donald Hyde                           144,000
Gregory Dean                          144,000


Management Incentive Plan
-------------------------
We intend to establish a management incentive plan by which our executive officers will receive additional annual compensation based on meeting criteria of growth relating to our sales and profits. The plan will be administered by the Compensation Committee of the Board of Directors.

2001 Stock Option Plan
----------------------
The 2001 Stock Option Plan (the "Option Plan") was adopted by our board of directors on July 31, 2001, and approved by our stockholders on July 31, 2001. Under the Option Plan, employees of the Company are eligible to receive grants of incentive stock options and directors, officers, employees and consultants grants of nonqualified stock options. Key executive officers who are eligible for the management incentive plan are not eligible to participate in our Option Plan.

We currently have 1,100,000 shares of our common stock reserved for issuance under the Option Plan. No options have been granted to date under the Option Plan. The compensation committee of the board of directors acts as the administrator of the plan and makes any administrative determinations under the stock option plan.

The term of each Option shall be the term stated in the Option Agreement, up to a maximum term of ten years from the date of grant, or such shorter term as may be provided in the Option Agreement. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be five years from the date of grant, or such shorter term as may be provided in the Option Agreement.

The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, is determined by the plan administrator. The consideration may consist of cash or by such other means as are specified in the stock option agreement relating to such options. No change in a participant's duties shall result in a modification of the terms of any option outstanding under the Option Plan. The Board of Directors may offer to buy out for a payment in cash or shares of our common stock all or a portion of any option outstanding under the Option Plan.

In the case of options that qualify as incentive stock options granted to an employee who, at the time of grant of such incentive stock option, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the per share exercise price shall be no less than 110% of the Fair Market Value per share on the date of grant. In the case of options that qualify as incentive stock options granted to any other employee, the per share exercise price shall be not less than 100% of the fair market value of our common stock on the grant date.

Nonqualified stock options will have an exercise price of not less than 85% of the fair market value of our common stock on the grant date (not less than 110% for any person who, at the time of the grant owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary) if required by applicable laws and, if not so required, at an exercise price as determined by the Administrator.

All options are subject to the vesting schedule stated in the option agreement.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


      The following table sets forth information as of July 31, 2001 with respect to (i) the beneficial ownership of our outstanding common stock by each person who is the beneficial owner of more than 5% of our capital stock; each of our directors; each of our executive officers and all of our executive officers and directors as a group and (ii) the shareholders selling their shares in this public offering, both prior to the offering as well as after completion of the offering..

      Unless otherwise indicated, the address for each listed stockholder is:
TradeQwest, Inc., 400 North Oak Street, Inglewood, CA 90302. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of common stock.

                                                                               SHARES BENEFICIALLY OWNED
                                              SHARES BENEFICIALLY                      AFTER OFFERING
                                            OWNED PRIOR TO OFFERING    -----------------------------------------
                                            -----------------------        Minimum               Maximum
                                                                     ------------------  -----------------------
Name and Address        Position              Number     Percent(1)    Number   Percent    Number         Percent
----------------        --------            ----------   ---------- ----------  -------   ----------      -------
Lexington Ventures, Inc.                     1,000,000      7.0%     1,000,000    6.0%     1,000,000        5.2%
8562 W. Knoll Avenue
West Hollywood, CA 90069

John Vorzimer         CEO, Director          3,733,334     26.2%     3,733,334   22.3%     3,633,334 (2)   18.9%
Donald Hyde           President, Director    3,733,334     26.2%     3,733,334   22.3%     3,633,334 (2)   18.9%

Gregory Dean          Exec. V.P., Director   3,733,334     26.2%     3,733,334   22.3%     3,633,334 (2)   18.9%

James Walters         Director                 125,000        *        125,000      *        125,000           *

James Listenkowski    Director                       0         *             0      *              0           *

All Officers & Directors
  As a group (5 persons)                    11,352,002     79.5%    11,352,002   67.8%    11,052,002       57.4%

-------------------
(1)  Based on 14,237,602 shares of common stock outstanding as of July 31, 2001

(2) Assumes the sale of an aggregate 300,000 shares being offered in the event the Underwriter exercises their over-allotment option (see "Underwriting").

          Risk: After this offering, our executive officers, directors and 5% or greater stockholders will still control all matters requiring a stockholder vote.

      Currently, our existing officers, directors and 5% or greater stockholders (and their affiliates) in the aggregate, beneficially own approximately 86.5% of our outstanding common stock. Upon consummation of this offering, this group will continue to own approximately 62.6%% of our outstanding common stock. As a result, such persons, acting together, will have the ability to control the vote on all matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership among a small number of our stockholders may have the effect of delaying, deferring or preventing a change in control.


                          DESCRIPTION OF CAPITAL STOCK


     Our authorized capital stock consists of 108,000,000 shares including 100,000,000 shares of common stock, $.001 par value and 8,000,000 shares of preferred stock, $.001 par value.

COMMON STOCK

     Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends when declared by the Board of Directors and, upon liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets available for distribution to stockholders. All outstanding shares are validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by the certificate of incorporation, and to issue options and warrants for the purchase of such shares on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action. Each holder of common stock is entitled to one vote per share on all matters on which stockholders are entitled to vote. Because the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the board of directors. The above description concerning our common stock does not purport to be complete. Reference is made to our certificate of incorporation and bylaws, which are available for inspection at our principal executive offices, as well as to the applicable statutes of the State of Delaware for a more complete description concerning the rights and liabilities of stockholders under Delaware law.

PREFERRED STOCK

     At July 31, , 2001, there were no issued and outstanding shares of preferred stock. The Board of Directors is empowered without further approval of stockholders, to issue 8,000,000 shares of "blank check" preferred stock, par value $0.001 per share, in one or more series from time to time with such designations, rights and preferences as may be determined from time to time by the Board of Directors, including, but not limited to (i) the designation of such series; (ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of our capital stock and whether such dividends shall be cumulative or non-cumulative; (iii) whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation, by TradeQwest or upon the happening of a specified event and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions; (iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series (v) whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or TradeQwest or upon the happening of a specified event, shares of any other class or classes or of any other series of the same class of our capital stock and, if provision be made for the conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges; (vi) the restrictions, if any, on the issue or reissue of any additional preferred stock; (vii) the rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of TradeQwest; and (viii) the provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a way of discouraging, delaying or preventing an acquisition or change in control of TradeQwest. No shares of preferred stock will be outstanding at the close of this offering. The Board of Directors has no current plans to issue any shares of preferred stock.

WARRANTS

     As of August 15, 2001, PageOne Business Productions, LLC owned a five-year transferable warrant to purchase 350,000 shares of common stock exercisable at $1.00 per share ("PageOne Warrant").

As of August 15, 2001, Jeff Rochlis owned a warrant to purchase 100,000 shares of common stock. The purchase price per share for which the Warrant Shares may be purchased is the lesser of $2.10 per share, or 52.75% of the price quoted for the Company's stock on the date of exercise, or if the Common Stock is not listed on any nationally recognized exchange, the last bid price for the Common Stock on the date of exercise. The warrant expires on August 15, 2006. The warrant was issued in the name of Rockann Enterprises, Inc.


REGISTRATION RIGHTS

     The holders of the PageOne Warrant are entitled to include their shares of common stock in the registration statement for Selling Stockholders being filed concurrently with this registration statement, at TradeQwest's expense.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Section 203 of the General Corporation Law

     The Company is subject to Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"), which, subject to various exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder. This restriction applies unless:

          o prior to the time the stockholder became an interested stockholder, the Board of Directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

          o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          o at or subsequent to the time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines business combination to include:

          o any merger or consolidation involving the corporation and the interested stockholder;

          o any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

          o any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to various exceptions;

          o any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

          o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation

     In general, Section 203 defines an interested stockholder as any entity or person who owns 15% or more of the outstanding voting stock of the corporation, and (i) any entity or person controlling, controlled by or under common control with the entity or person, (ii) any relative or spouse of the person or (iii) any entity in which the entity or person owns 20% or more of any class of voting stock or any trust or estate in which the person has a 20% beneficial ownership interest or for which the person serves in a fiduciary capacity.

         Additional Anti-Takeover Provisions

    In addition, certain provisions of our amended and restated certificate of incorporation and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over-the-market price for the shares held by our stockholders. These provisions include:

    Board of Directors. Our Board is divided into two classes of directors serving staggered two-year terms. Our certificate of incorporation authorizes our Board to fill vacant directorships or increase the size of the Board. This may deter a stockholder from removing incumbent directors and simultaneously gaining control of the Board by filling the vacancies created by such removal with its own nominees.

    Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely written notice. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the first anniversary of the date of our notice of annual meeting provided with respect to the previous year's annual meeting of stockholders. However, if no annual meeting of stockholders was held in the previous year or the date of the annual meeting of stockholders has been changed to be more than 30 calendar days from the time contemplated at the time of the previous year's proxy statement, then a proposal shall be received no later than the close of business on the 10th day following the date on which notice of the date of the meeting was mailed or a public announcement was made, whichever occurs first. The bylaws also include a similar requirement for making nominations at special meetings and specify certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

    Authorized But Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to certain limitations imposed by the DGCL and the NASDAQ National Market. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

     The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. We have provisions in our certificate and bylaws which require a super-majority vote of the stockholders to amend, revise or repeal the anti-takeover provisions described above.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Our certification of incorporation provides that, except to the extent prohibited by DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. Under the DGCL, the directors have a fiduciary duty to us that is not eliminated by this provision of the certificate of incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to us or our shareholders, for acts or omissions which are found by a court of competent jurisdiction not to be in good faith or which involve intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    Section 145 of the DGCL empowers a corporation to indemnify and to purchase and maintain on behalf of, its directors and officers with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

     o for any breach of the director's duty of loyalty to the corporation or its stockholders

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     o    arising under Section 174 of the DGCL, or

     o for any transaction from which the director derived an improper personal benefit.

    The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's bylaws, any agreement, a vote of stockholders or otherwise. Our certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the DGCL and provides that we may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee, director or officer of the Company or is or was serving at our request as an employee, director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

    We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our articles of incorporation. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions, regardless of whether the DGCL would permit indemnification.

    At present, there is no pending litigation or proceeding involving any director, officer or employee as to which indemnification will be required or permitted under our certificate of incorporation. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.



                            CERTAIN RELATIONSHIPS AND
                           RELATED PARTY TRANSACTIONS

    As of June 30, 2001, certain officers and directors have converted loans payable totaling $341,885 to additional paid-in capital, as follows: John Vorzimer converted a loan payable of $211,794; Donald Hyde converted a loan payable of $95,117; and Gregory Dean converted a loan payable of $34,974.



            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

    Prior to this offering, there has been no public market for our Common Stock. The initial public offering price of the Common Stock has been determined through negotiations between us and the Underwriter and is not necessarily related to the Company's assets, book value, financial condition or any other recognized criteria of value.

    We intend to apply for the inclusion of our Common Stock on the NASDAQ SmallCap Market ("NASDAQ") under the symbol "TRQS." However, there can be no assurances that such securities will be accepted for inclusion or that an active trading market in our securities will develop or be sustained. Otherwise, the Common Stock will trade on the Electronic Bulletin Board as maintained by the National Quotation Bureau, Inc. (See "Risk Factors - Risks Related to the Market for our Common Stock")

SHARES ELIGIBLE FOR FUTURE SALE

    We issued 12,202,552 outstanding shares of common stock in private transactions in reliance upon one or more exemptions contained in the Securities Act of 1933. These shares will be deemed "restricted securities" as defined in Rule 144. Of these restricted securities, no shares have been held for more than one year as of the date of this prospectus, and, therefore none of these shares will be eligible for public sale until that year holding period has occurred.

    In general, under Rule 144, a stockholder, or group of stockholders whose shares are aggregated, who has beneficially owned "restricted securities" for at least one year will be entitled to sell an amount of shares within any three month period equal to the greater of:

     -    1% of the then outstanding shares of common stock; or

     - the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Commission, provided certain requirements are satisfied.

    In addition, our affiliates must comply with additional requirements of Rule 144 in order to sell shares of common stock, including shares acquired by affiliates in this offering. Under Rule 144, a stockholder who has not been our affiliate at any time during the 90 days preceding a sale by him, would be entitled to sell those shares without regard to the Rule 144 requirements if he owned the restricted shares of common stock for a period of at least two years. The foregoing summary of Rule 144 is not a complete description.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is U. S. Stock Transfer Company, Glendale, California.



                                  LEGAL MATTERS

    The validity of the securities being offered hereby will be passed upon for us by Wachtel & Masyr, LLP, New York, New York.



                                     EXPERTS

    The financial statements of TradeQwest as of March 31, 2001 and for the period from January 8, 2001 (inception) to March 31, 2001 have been audited by Weinberg & Company, P.A., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                TRADEQWEST, INC.
                              FINANCIAL STATEMENTS


                                     INDEX


                                                                      PAGE
                                                                     NUMBER
                                                                     ------
 AUDITED FINANCIAL STATEMENTS
   INDEPENDENT AUDITORS' REPORT                                       F-2

   BALANCE SHEET AS OF MARCH 31, 2001                                 F-3

   STATEMENT OF OPERATIONS FOR THE PERIOD FROM
   JANUARY 8, 2001  (INCEPTION) TO MARCH 31, 2001                     F-4

   STATEMENT OF CHANGES IN STOCKHOLDERS'  DEFICIENCY
   FOR THE PERIOD FROM JANUARY 8, 2001 (INCEPTION) TO
   MARCH 31, 2001                                                     F-5

   STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JANUARY 8, 2001
   (INCEPTION) TO MARCH 31, 2001                                      F-6

   NOTES TO FINANCIAL STATEMENTS AS OF MARCH 31, 2001                 F-7

  INTERIM FINANCIAL STATEMENTS (UNAUDITED)
   BALANCE SHEET AS OF JUNE 30, 2001                                  F-13

   STATEMENT OF OPERATIONS  FOR THE PERIOD FROM JANUARY 8, 2001
   (INCEPTION) TO JUNE 30, 2001                                       F-14

   STATEMENT OF CHANGES IN STOCKHOLDERS'  DEFICIENCY FOR THE
   PERIOD FROM JANUARY 8, 2001 (INCEPTION) TO JUNE 30, 2001           F-15

   STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JANUARY 8, 2001
   (INCEPTION) TO JUNE 30, 2001                                       F-16

   NOTES TO FINANCIAL STATEMENTS AS OF JUNE 30, 2001                  F-17

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
  TradeQwest Incorporated

We have audited the accompanying balance sheet of TradeQwest Incorporated as of March 31, 2001 and the related statements of operations, changes in stockholders' deficiency and cash flows for the period from January 8, 2001 (inception) to March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of TradeQwest Incorporated as of March 31, 2001, and the results of its operations and its cash flows for the period from January 8, 2001 (inception) to March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has a loss from current operations of $215,153, a negative cash flow from operating activities of $31,883, and a working capital deficiency of $15,390 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Weinberg & Company, P.A.
---------------------------
WEINBERG & COMPANY, P.A.


Los Angeles, California
July 18, 2001

                             TRADEQWEST INCORPORATED
                                  BALANCE SHEET
                              AS OF MARCH 31, 2001
                              --------------------

CURRENT ASSETS

  Cash                                                        $         21,678
                                                              ----------------
     Total Current Assets                                               21,678
                                                              ----------------

OTHER ASSETS

  Security deposit                                                       5,108
                                                              ----------------
     Total Other Assets                                                  5,108
                                                              ----------------
TOTAL ASSETS                                                  $         26,786
------------                                                  ================


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                    ----------------------------------------
CURRENT LIABILITIES

  Accounts payable                                            $         37,068
                                                              ----------------
     Total Current Liabilities                                          37,068
                                                              ----------------

STOCKHOLDERS' DEFICIENCY
  Common stock, no par value, 1,500 shares authorized,
  issued and outstanding                                                58,669
  Additional paid-in capital                                           146,202
  Accumulated deficit                                                 (215,153)
                                                              ----------------
TOTAL STOCKHOLDERS' EQUITY                                             (10,282)
                                                              ----------------


TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                $         26,786
----------------------------------------------                ================



                 See accompanying notes to financial statements.

                             TRADEQWEST INCORPORATED
                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM JANUARY 8, 2001 (INCEPTION)TO MARCH 31, 2001
        ----------------------------------------------------------------



SALES                                                         $      2,778,455

COST OF GOODS SOLD                                                   2,617,607
                                                              ----------------
GROSS PROFIT                                                           160,848
                                                              ----------------
OPERATING EXPENSES
 Officer's salary                                                       40,000
 Office salaries                                                       102,466
 Travel expense                                                         72,017
 Meals and entertainment                                                43,048
 Selling and marketing expenses                                         41,420
 Office expenses                                                        24,761
 Professional fees                                                      20,366
 Supplies and samples                                                   19,227
 Utilities                                                              12,696
                                                              ----------------
      Total Operating Expenses                                         376,001
                                                              ----------------
NET LOSS                                                      $       (215,153)
--------                                                      ================

NET LOSS PER SHARE  - BASIC AND DILUTED                       $        (143.44)
                                                              ================
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
DURING THE PERIOD - BASIC AND DILUTED                                    1,500
                                                              ================





                 See accompanying notes to financial statements.

                             TRADEQWEST INCORPORATED
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
        FOR THE PERIOD FROM JANUARY 8, 2001 (INCEPTION) TO MARCH 31, 2001



                                                   Common Stock        Additional
                                               -------------------      Paid-In      Accumulated
                                               Shares     Amount        Capital        Deficit         Total
                                               ------   ----------    -----------    -----------    -----------

Common stock issued for cash to founders        1,500   $   58,669    $      -       $     -        $    58,669

Contribution of loan payable - stockholders      -            -           146,202          -            146,202

Net loss for the period ended March 31, 2001     -            -              -         (215,153)       (215,153)
                                               ------   ----------    -----------    -----------    -----------

BALANCE, MARCH 31, 2001                         1,500   $   58,669    $   146,202    $ (215,153)    $   (10,282)
-----------------------                        ======   ==========    ===========    ===========    ===========





















                 See accompanying notes to financial statements.

                             TRADEQWEST INCORPORATED
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM JANUARY 8, 2001 (INCEPTION) TO MARCH 31, 2001
        -----------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                    $     (215,153)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
    Expenses paid by shareholders on behalf of the Company            146,202
    Changes in operating assets and liabilities

     Increase in accounts payable                                      37,068
                                                               --------------
         Net Cash Used In Operating Activities                        (31,883)
                                                               --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Security deposit                                                   (5,108)
                                                               --------------
         Net Cash Used In Investing Activities                         (5,108)
                                                               --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of stock                                    58,669
                                                               --------------
         Net Cash Provided By Financing Activities                     58,669
                                                               --------------

INCREASE IN CASH AND CASH EQUIVALENTS                                  21,678

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                          -
                                                               --------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                      $       21,678
-----------------------------------------                      ==============






                 See accompanying notes to financial statements.

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2001


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) Organization and Business Operations
     ----------------------------------------
     TradeQwest Incorporated (the "Company") was incorporated in Delaware on January 8, 2001. The Company is a supply chain management and logistics services provider which at this time specifically serves the international textile and apparel industry. The Company fully manages the apparel sourcing and production process beginning with overseas manufacturing and logistics, through financial control systems and includes domestic warehousing and distribution.

     (B) Use of Estimates
     --------------------
     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (C) Cash and Cash Equivalents
     -----------------------------
     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     (D) Income Taxes
     ----------------
     The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     (E) Revenue Recognition
     -----------------------
     The Company recognizes revenue at the time of shipment and collectability is reasonably assured.

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (F) Fair Value of Financial Instruments
     ---------------------------------------
     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts of the Company's accounts payable and loan payable - stockholder approximates fair value due to the relatively short period to maturity for these instruments.

     (G) Loss Per Share
     ------------------
     Basic and diluted net loss per common share for the period from January 8, 2001 (inception) to March 31, 2001 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". Common stock equivalents have not been included in the computation of diluted loss per share since the effect would be anti-dilutive.

     (H) Business Segments
     ---------------------
     The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". The Company operates in one segment and therefore segment information is not presented.

     (I) Recent Accounting Pronouncements
     ------------------------------------
     The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by Statement No. 137 and 138, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company believes that its adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2001

NOTE 2 - STOCKHOLDERS' EQUITY

     In January 2001, the Company issued 1,500 shares of common stock for cash of $58,669.

     The Company's Board of Directors authorized the conversion of a $146,202 non-interest bearing loan payable to the shareholders, which arose from funds expended on behalf of the Company, into additional paid-in capital.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

     (A) Operating Lease
     -------------------
     The Company leases corporate office space under a short-term non-cancelable lease commencing February 26, 2001 and expiring May 31, 2001. Total rent expense for the period from January 8, 2001 to March 31, 2001 was $4,442.

     (B) Warehouse Lease
     -------------------
     The Company rents warehouse space on a month to month basis. Total rent expense for the period from January 8, 2001 to March 31, 2001 was $55,988 (See Note 7(iii)).

     (C) Employment Agreements
     -------------------------
     The Company entered into employment agreements with its three executive officers effective January 8, 2001. The employment agreements provide for annual salaries of $144,000, incentive compensation, and other items. All the employment agreements have an expiration date of January 1, 2003. As of March 31, 2001, all three executive officers have agreed to waive all salaries accrued but not paid prior to that day.

     (D) Consulting Agreement
     ------------------------
     On March 31, 2001, the Company entered into a one-year agreement with an individual to provide financial consulting services. Under the terms of the agreement, the Company will pay the consultant $5,000 per month.

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2001

NOTE 4 - INCOME TAXES

     Income  tax  expense   (benefit)  for  the  period  from  January  8,  2001
     (inception) to March 31, 2001 is summarized as follows:


       Current:
         Federal                                              $       -
         State                                                        -
         Deferred - Federal and State                                 -
                                                              -------------
       Income tax expense (benefit)                           $       -
                                                              =============

     The Company's tax expense differs from the "expected" tax expense for the period from January 8, 2001 (inception) to March 31, 2001 as follows:


       U.S. Federal income tax benefit                      $     (65,800)

       Effect of net operating loss carryforward                   65,800
                                                            --------------
                                                            $        -
                                                            ==============

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of March 31, 2001 are as follows:

       Deferred tax assets:
       Net operating loss carryforward                      $      65,800
                                                            --------------
         Total gross deferred tax assets                           65,800
       Less valuation allowance                                   (65,800)
                                                            --------------
         Net deferred tax assets                            $        -
                                                            ==============

     As of March 31, 2001, the Company had a net operating loss carryforward of approximately $193,600 for U.S. Federal income tax purposes available to offset future taxable income expiring in 2021.

     The net change in the valuation allowance during the period from January 8, 2001 (inception) to March 31, 2001 was an increase of approximately $65,800.

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2001

NOTE 5 - SIGNIFICANT CONCENTRATION OF CREDIT RISK

     Through March 31, 2001, the Company derived 100% of its revenues from one customer. As of March 31, 2001, there were no accounts receivable balance due from this customer.

     Through March 31, 2001, the Company purchased 100% of its product from one manufacturer located in China. As of March 31, 2001, there were no accounts payable balance due to this manufacturer.


NOTE 6 - GOING CONCERN

     As reflected in the accompanying financial statements, the Company's loss from operations of $215,153, negative cash flow from operating activities of $31,883 and working capital deficiency of $15,390 raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     The Company intends to merge with a public shell (See Note 7(ii)) to raise additional equity capital. Management believes that actions presently taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.


NOTE 7 - SUBSEQUENT EVENTS

     (i) On April 26, 2001, the Company entered into an agreement with a consulting company to provide financial consulting services. In addition, the consulting company will facilitate a merger ("business combination") between the Company and a company reporting to the Securities and Exchange Commission under the Securities Act of 1934 (See Note 7(ii)). Upon the effective date of the business combination, the Company will pay the consulting company 1,000,000 common shares of common stock and other securities of the merged companies as designated by the Company under its agreement. The issuance of the common stock and other securities as defined in the agreement will occur upon the selling of a minimum of 3,400,000 shares of common stock of the Company by way of a private placement, common stock offering or other suitable vehicle to be determined by the Company.

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2001

NOTE 7 - SUBSEQUENT EVENTS (Continued)

     (ii) In July 2001, the Company entered into a share exchange agreement with a reporting company ("the Acquiror"). The Acquiror will acquire 100% of the issued and outstanding common stock of the Company totaling 1,500 shares in exchange for 11,200,002 shares of $.001 par value of the Acquiror's common stock which represents approximately 78.7% of the Acquiror's common stock immediately after the exchange. The transaction became effective on July 31, 2001 (See Note 6). Concurrent with the merger, the Acquiror changed its name to TradeQwest, Inc. (See Note 7(i)).

     (iii)On July 3, 2001, the Company entered into a forty-month operating lease for warehouse space expiring November 2004. The lease calls for base rent of $12,720 per month, subject to an increase to $13,992 in April 2002.

                             TRADEQWEST INCORPORATED
                                  BALANCE SHEET
                               AS OF JUNE 30, 2001


CURRENT ASSETS
  Cash                                                        $         1,603
                                                              ---------------
     Total Current Assets                                               1,603
                                                              ----------------
OTHER ASSETS
  Security deposit                                                      5,108
                                                              ----------------
     Total Other Assets                                                 5,108
                                                              ----------------

TOTAL ASSETS                                                  $         6,711
------------                                                  ================


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
  Accounts payable                                            $        26,157
                                                              ----------------
     Total Current Liabilities                                         26,157
                                                              ----------------

STOCKHOLDERS' DEFICIENCY
  Common stock, no par value, 1,500 shares
   authorized, issued and outstanding                                  58,669
  Additional paid-in capital                                          341,885
  Accumulated deficit                                                (420,000)
                                                              ----------------
TOTAL STOCKHOLDERS' DEFICIENCY                                        (19,446)
                                                              ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                $         6,711
----------------------------------------------                ----------------



                       See notes to financial statements

                             TRADEQWEST INCORPORATED
                             STATEMENT OF OPERATIONS
                 FOR THE PERIOD FROM JANUARY 8, 2001 (INCEPTION)
                                TO JUNE 30, 2001



SALES                                                         $      5,539,249

COST OF GOODS SOLD                                                   5,146,150
                                                              ----------------
GROSS PROFIT                                                           393,099
                                                              ----------------

OPERATING EXPENSES
 Officer's salary                                                       70,000
 Office salaries                                                       215,488
 Travel expense                                                         97,386
 Meals and entertainment                                                62,472
 Selling and marketing expenses                                         73,126
 Office expenses                                                        41,605
 Professional fees                                                     194,076
 Supplies and samples                                                   32,034
 Utilities                                                              26,912
                                                              ----------------
      Total Operating Expenses                                         813,099
                                                              ----------------
NET LOSS                                                      $       (420,000)
--------                                                      ================

NET LOSS PER SHARE  - BASIC AND DILUTED                       $        (280.00)
                                                              ================
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
DURING THE PERIOD - BASIC AND DILUTED                                    1,500
                                                              ================


                       See notes to financial statements


                             TRADEQWEST INCORPORATED
                STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
        FOR THE PERIOD FROM JANUARY 8, 2001 (INCEPTION) TO JUNE 30, 2001



                                                   Common Stock        Additional
                                               -------------------      Paid-In      Accumulated
                                               Shares     Amount        Capital        Deficit         Total
                                               ------   ----------    -----------    -----------    -----------

Common stock issued for cash to founders        1,500   $   58,669    $      -       $     -        $    58,669

Contribution of loan payable - stockholders      -            -           341,885          -            341,885

Net loss for the period ended June 30, 2001      -            -              -         (420,000)       (420,000)
                                               ------   ----------    -----------    -----------    -----------

BALANCE, JUNE 30, 2001                          1,500   $   58,669    $   341,885    $ (420,000)    $   (19,446)
-----------------------                        ======   ==========    ===========    ===========    ===========












                       See notes to financial statements

                             TRADEQWEST INCORPORATED
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM JANUARY 8, 2001 (INCEPTION) TO JUNE 30, 2001



CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                   $      (420,000)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Expenses paid by shareholders on behalf of the Company            341,885
    Changes in operating assets and liabilities
     Increase in accounts payable                                      26,157
                                                              ----------------
         Net Cash Used In Operating Activities                        (51,958)
                                                              ----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Security deposit                                                   (5,108)
                                                              ----------------
         Net Cash Used In Investing Activities                         (5,108)
                                                              ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of stock                                    58,669
                                                              ----------------
         Net Cash Provided By Financing Activities                     58,669
                                                              ----------------

INCREASE IN CASH AND CASH EQUIVALENTS                                   1,603

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                          -
                                                              ----------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                     $         1,603
-----------------------------------------                     ================








                       See notes to financial statements

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (A) Organization and Business Operations
     ----------------------------------------
     TradeQwest Incorporated (the "Company") was incorporated in Delaware on January 8, 2001. The Company is a supply chain management and logistics services provider which at this time specifically serves the international textile and apparel industry. The Company fully manages the apparel sourcing and production process beginning with overseas manufacturing and logistics, through financial control systems and includes domestic warehousing and distribution.

     (B) Use of Estimates
     --------------------
     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (C) Cash and Cash Equivalents
     -----------------------------
     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     (D) Income Taxes
     ----------------
     The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (E) Revenue Recognition
     -----------------------
     The Company recognizes revenue at the time of shipment and collectability is reasonably assured.

     (F) Fair Value of Financial Instruments
     ---------------------------------------
     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts of the Company's accounts payable and loan payable - stockholder approximates fair value due to the relatively short period to maturity for these instruments.

     (G) Loss Per Share
     ------------------
     Basic and diluted net loss per common share for the period from January 8, 2001 (inception) to June 30, 2001 is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". Common stock equivalents have not been included in the computation of diluted loss per share since the effect would be anti-dilutive.

     (H) Business Segments
     ---------------------
     The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". The Company operates in one segment and therefore segment information is not presented.

     (I) Recent Accounting Pronouncements
     ------------------------------------
     The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by Statement No. 137 and 138, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company believes that its adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001

NOTE 2 STOCKHOLDERS' EQUITY

     In January 2001, the Company issued 1,500 shares of common stock for cash of $58,669.

     The Company's Board of Directors authorized the conversion of a $341,885 non-interest bearing loan payable to the shareholders, which arose from funds expended on behalf of the Company, into additional paid-in capital.

NOTE 3 COMMITMENTS AND CONTINGENCIES

     (A) Operating Lease
     -------------------
     The Company leases corporate office space under a short-term non-cancelable lease commencing February 26, 2001 and expiring May 31, 2001. Total rent expense for the period from January 8, 2001 to June 30, 2001 was $16,124.

     (B) Warehouse Lease
     -------------------
     The Company rents warehouse space on a month to month basis. Total rent expense for the period from January 8, 2001 to June 30, 2001 was $94,148 (See Note 7(ii)).

     (C) Employment Agreements
     -------------------------
     The Company entered into employment agreements with its three executive officers effective January 8, 2001. The employment agreements provide for annual salaries of $144,000, incentive compensation, and other items. All the employment agreements have an expiration date of January 1, 2003. As of June 30, 2001, all three executive officers have agreed to waive all salaries accrued but not paid prior to that day.

     (D) Consulting Agreement
     ------------------------
     On March 31, 2001, the Company entered into a one-year agreement with an individual to provide financial consulting services. Under the terms of the agreement, the Company will pay the consultant $5,000 per month.

     On April 26, 2001, the Company entered into an agreement with a consulting company to provide financial consulting services. In addition, the consulting company will facilitate a merger ("business combination") between the Company and a company reporting to the Securities and Exchange Commission under the Securities Act of 1934 (See Note 7(i)). Upon the effective date of the business combination the Company will pay the consulting company 1,000,000 common shares and common stock and other securities of the merged companies as designated by the Company under its agreement. The issuance of the common stock and other securities as defined in the agreement will occur upon the selling of a minimum of 3,400,000 shares of common stock of the Company by way of a private placement, common stock offering or other suitable vehicle to be determined by the Company.

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001

NOTE 4 INCOME TAXES

     Income  tax  expense   (benefit)  for  the  period  from  January  8,  2001
     (inception) to June 30, 2001 is summarized as follows:

      Current:
         Federal                                              $       -
         State                                                        -
         Deferred - Federal and State                                 -
                                                              -------------
       Income tax expense (benefit)                           $       -
                                                              =============

     The Company's tax expense differs from the "expected" tax expense for the period from January 8, 2001 (inception) to June 30, 2001 as follows:

       U.S. Federal income tax benefit                        $   (132,200)
       Effect of net operating loss carryforward                   132,200
                                                              -------------
                                                              $       -
                                                              =============

       The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities as of June 30, 2001 are as follows:

       Deferred tax assets:
       Net operating loss carryforward                        $    132,200
         Total gross deferred tax assets                           132,200
       Less valuation allowance                                   (132,200)
                                                              -------------
         Net deferred tax assets                              $       -
                                                              =============

     As of March 31, 2001, the Company had a net operating loss carryforward of approximately $388,800 for U.S. Federal income tax purposes available to offset future taxable income expiring in 2021.

     The net change in the valuation allowance during the period from January 8, 2001 (inception) to June 30, 2001 was an increase of approximately $132,200.

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001

NOTE 5 SIGNIFICANT CONCENTRATION OF CREDIT RISK

     Through June 30, 2001, the Company derived 100% of its revenues from one customer. As of June 30, 2001, there were no accounts receivable balance due from this customer.

     Through June 30, 2001, the Company purchased 100% of its product from one manufacturer located in China. As of June 30, 2001, there were no accounts payable balance due to this manufacturer.


NOTE 6 GOING CONCERN

     As reflected in the accompanying financial statements, the Company's loss from operations of $420,000, negative cash flow from operating activities of $51,958 and working capital deficiency of $24,554 raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     The Company intends to merge with a public shell (See Note 7(i)) to raise additional equity capital. Management believes that actions presently taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.


NOTE 7 SUBSEQUENT EVENTS

     (i) In July 2001, the Company entered into a share exchange agreement with an inactive reporting shell company ("the Acquiror"). The Acquiror will acquire 100% of the issued and outstanding common stock of the Company totaling 1,500 shares in exchange for 11,200,002 shares of $.001 par value of the Acquiror's common stock which represents approximately 78.7% of the Acquiror's common stock immediately after the exchange. The transaction became effective on July 31, 2001 (See
          Note 6). Concurrent with the merger, the Acquiror changed its name to TradeQwest Incorporated (See Note 3(D)).

                             TRADEQWEST INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001

NOTE 7 SUBSEQUENT EVENTS (Continued)

          This transaction will be accounted for as a recapitalization of the Company and subsequent financial statements will include the financial statements of the Company for the period presented and the financial statements of the Acquiror from the date of recapitalization. The following is the pro forma stockholders' deficiency of the Company had the recapitalization occurred on June 30, 2001.

           Preferred stock, $.001 par value,
            8,000,000 shares authorized,  none
            issued and outstanding                              $            -
           Common  stock,  $.001  par  value,  100,000,000
            shares  authorized, 14,237,602 issued and
            outstanding                                                 14,238
           Additional paid-in capital                                  386,316
           Accumulated deficit                                        (420,000)
                                                                --------------
                TOTAL STOCKHOLDERS' DEFICIENCY                  $      (19,446)
                                                                ==============

     (ii) On July 3, 2001, the Company entered into a forty-month operating lease for warehouse space expiring November 2004. The lease calls for base rent of $12,720 per month, subject to an increase to $13,992 in April 2002.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Restated Certificate of Incorporation of TradeQwest, Inc. ("TradeQwest") limits the liability of its directors to TradeQwest or TradeQwest's stockholders for monetary damages arising from a breach of fiduciary duty owned to TradeQwest or TradeQwest's stockholders to the fullest extent permitted by the Delaware General Corporation Law.

    TradeQwest's Restated Certificate of Incorporation and its Bylaws provide for the indemnification by TradeQwest of each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of TradeQwest to the fullest extent permitted or authorized by law.
Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

    In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of TradeQwest pursuant to the above statutory provisions or otherwise, TradeQwest has been advised that in the opinion of the Securities and Exchange Commission (the "Commissions") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, all of which are being paid exclusively by the Company, other than underwriting discounts and commissions are as follows:


Securities and Exchange Commission filing fee...............        $9,331
State securities laws (Blue Sky) fees and expenses..........              *
Printing costs and fees.....................................              *
Legal fees and costs........................................              *
Accounting fees and costs...................................              *
Transfer Agent fees.........................................
Miscellaneous expenses.....................................               *
                                                                   --------
TOTAL......................................................         $    *
                                                                   ========


------------------
* to be filed by amendment

ITEM 26. RECENT SALE OF UNREGISTERED SECURITIES

    Set forth below is a list of the unregistered securities sold by Pangaea Communications, Inc. since inception (September 15, 1998) and prior to the merger with TradeQwest Incorporated, in reliance on exemptions under the Securities Act of 1933, as amended.

    In September 1998, the Company issued 18,400 shares of common stock to both Appletree Investment Company ("Appletree") and PageOne Business Productions, LLC ("PageOne") for the aggregate consideration of $18.00. The purchases were made pursuant to a Rule 504 Private Placement Offering.

     In March 1999, the Company issued 1,800,000 shares of common stock to Appletree and 200,000 shares of common stock to Page One. The purchase price for these shares was $0.001 per share. The purchases were made pursuant to a Rule 504 Private Placement Offering.

    On June 15, 2001, by action of the Board of Directors of the Company, each share of common stock was converted into the right to receive 2.0 shares of common stock. The foregoing stock issuances give effect to this stock split.

    On June 28, 2001, the Company sold 1,000,000 shares of restricted common stock to Lexington Ventures, Inc. for $1,000. The sale was pursuant to an offering under Rule 504.

    On July 31, 2001, in connection with a share exchange agreement between Pangaea Communications, Inc. and TradeQwest Incorporated, a Delaware corporation ("TradeQwest I"), the Company issued a total of 11,200,002 shares of restricted common stock in exchange for all the issued and outstanding stock of TradeQwest
I. As a result, the stockholders of TradeQwest I acquired a majority ownership of the Company and the name of the Company was changed to TradeQwest, Inc.

    There was no underwriter or placement agent involved in the offer or sale of the foregoing securities and there was no public solicitation or advertisement by TradeQwest in connection with the offer or sale of these securities. The foregoing issuances of common stock were, in the opinion of the Company, exempt from registration under the Securities Act of 1933, as amended, pursuant to
Section 4(2) thereof.

ITEM 27. EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                       --------------------

1.1.1    Underwriting Agreement with Chicago Investment Group, Inc.

2.1 Share Exchange Agreement between Pangaea Communications and TradeQwest Incorporated, effective July 31, 2001

3.1.1    Certificate of Incorporation filed with the Delaware Secretary of State on September 15, 1998 **

3.1.2    Restated Certificate of Incorporation **

3.1.3    Amended and Restated Certificate of Incorporation

3.2.1    Bylaws **
3.2.2    Amended and Restated Bylaws

4.1      Tradeqwest 2001 Stock Option Plan

4.2.1    Warrant Agreement - Rockann Enterprises
4.2.2    Warrant Agreement - PageOne Business Productions, LLC

5.1      Opinion of Wachtel & Masyr, LLP regarding legality

10.1     Business Services Agreement between Apparel Concepts International and TradeQwest Incorporated, dated January 8, 2001

10.2 Consulting Agreement between PageOne Business Productions, LLC and TradeQwest Incorporated dated April 26, 2001

10.3 Employment Agreement(s) dated January 8, 2001 between the Company and John Vorzimer

10.4 Employment Agreement dated January 8, 2001 between the Company and Donald Hyde

10.5 Employment Agreement dated January 8, 2001 between the Company and Gregory Dean

10.6     Lease for premises in Inglewood, California *

23.1     Consent of Wachtel & Masyr, LLP is contained in Exhibit 5.1

23.2     Consent of Weinberg & Company, P.A.

24.1     Power of Attorney is included on signature page

-----------------------
*    To be filed by amendment.

** Incorporated herein by reference to the Registrant's Form 10-SB Registration Statement, File No.0-28639, filed December 23, 1999.

ITEM 28. UNDERTAKING

     The undersigned Registrant hereby undertakes

     (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Inglewood, State of California on September 6, 2001.

                                TRADEQWEST, INC.

                                By:  /s/ John Vorzimer
                                     ----------------------------------
                                     John Vorzimer
                                     Chairman of the Board and
                                     Chief Executive Officer

                                By:  /s/ Donald Hyde
                                     ----------------------------------
                                     Donald Hyde, President

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John Vorzimer and Donald Hyde, either one acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

  SIGNATURE                    TITLE                                 DATE
-----------------           ------------                          ---------
/s/ John Vorzimer           Chairman and Chief Executive      September 6, 2001
-----------------           Officer
John Vorzimer

/s/ Donald Hyde             President and Director            September 6, 2001
-----------------
Donald Hyde

/s/ Gregory Dean            Executive Vice President          September 6, 2001
-----------------           and Director
Gregory Dean

/s/ James Listanowski       Director                          September 6, 2001
--------------------
James Listanowski

/s/ James Walters           Director                          September 6, 2001
-----------------
James Walters
                                      II-7

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                       --------------------

1.1.1    Underwriting Agreement with Chicago Investment Group, Inc.

2.1 Share Exchange Agreement between Pangaea Communications and TradeQwest Incorporated, effective July 31, 2001

3.1.3    Amended and Restated Certificate of Incorporation

3.2.2    Amended and Restated Bylaws

4.1      Tradeqwest 2001 Stock Option Plan

4.2.1    Warrant Agreement - Rockann Enterprises
4.2.2    Warrant Agreement - PageOne Business Productions, LLC

5.1      Opinion of Wachtel & Masyr, LLP regarding legality

10.1     Business Services Agreement between Apparel Concepts International and TradeQwest Incorporated, dated January 8, 2001

10.2      Consulting Agreement between PageOne Business Productions, LLC and TradeQwest Incorporated dated April 26, 2001

10.3      Employment Agreement dated January 8, 2001 between the Company and John Vorzimer

10.4      Employment Agreement dated January 8, 2001 between the Company and Donald Hyde

10.5      Employment Agreement dated  January 8, 2001 between the Company and Gregory Dean

23.1     Consent of Wachtel & Masyr, LLP is contained in Exhibit 5.1

23.2     Consent of Weinberg & Company, P.A.

24.2     Power of Attorney is included on signature page



                                      II-8